UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

PRE-EFFECTIVE AMENDMENT NO.1

Under

The Securities Act of 1933

CAT9 GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	100	47-2912810
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

CAT9 Group Inc.

Wenfa “Simon” Sun

Yudong Miaoshitai #46-9, Bana District, Chongqing, China 401321

Tel: 86 023 66223188

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wenfa “Simon” Sun

Chongqing Bana District

Yudong Yingdan Plaza 63-3

Chongqing, China 401320

Tel: 86 023 66223188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Darian B. Andersen

General Counsel, P.C.

1015 Waterwood Parkway, Suite G-A1

Edmond, OK 73034

Tel: (405) 330 2235

darianandersen@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging Growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2) (3)

Common Stock, $0.0001 par value	40,000,000	$0.08	$3,200,000	$398.40

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	Fee paid with original filing. No additional fee due.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PROSPECTUS (Subject to Completion)

February ___, 2018

CAT9 GROUP, INC.

40,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of CAT9 Group, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter Bulletin Board, “OTCBB”. There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we made an arrangement with Spartan Securities Group, Ltd as our market makers to quote our shares; however, no assurances can be made as to the success of their efforts to quote our shares.

In this public offering we, “CAT9 Group, Inc.” are offering 40,000,000 shares of our common stock.  If we sell our shares we will receive the proceeds from the sale of shares.  This offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Wenfa “Simon” Sun, and our Chief Financial Officer, Meihong “Sanya” Quan. Neither will receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.08 per share for the duration of the Offering. Assuming all of the 40,000,000 shares being offered by the Company are sold, the Company will receive $3,200,000 of gross proceeds and $3,150,602 of net proceeds. Assuming 30,000,000 shares (75%) being offered by the Company are sold, the Company will receive $2,400,000 of gross proceeds and $2,350,701 of net proceeds. Assuming 20,000,000 shares (50%) being offered by the Company are sold, the Company will receive $1,600,000 of gross proceeds and $1,550,801 of net proceeds. Assuming 10,000,000 shares (25%) being offered by the Company are sold, the Company will receive $800,000 of gross proceeds and $750,900 of net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

2

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated April 24, 2017; our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	GROSS PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.08	Not applicable	$0.08
Minimum Purchase	None	Not applicable	Not applicable
Total (40,000,000 shares)	$3,200,000	Not applicable	$3,200,000

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for our common stock.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 14.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is February __, 2018

3

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

In this Prospectus, ‘‘CAT9 Group, Inc.’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to CAT9 Group, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 15, and the financial statements, before making an investment decision.

The Company

CAT9 Group Inc. fka ANDES 4 Inc. (the “Company”) was incorporated under the laws of the State of Delaware on January 26, 2015 as a Form 10 blank check shell company with an objective to acquire, or merge with, an operating business. On July 31, 2015, the Company entered into a Share Purchase Agreement (the “SPA”) with Chongqing Field Industrial Company (“CQFI”) that represented 100% of the issued and outstanding shares of the Company. Effective as of the closing date of August 12, 2015, CQFI became the sole stockholder of the Company.

On May 2, 2016, the Company entered into employment agreements with its two principal officers, Wenfa “Simon” Sun, its President, Chief Executive Officer, and Chairman of the Board and Meihong “Sanya” Qian, its Chief Financial Officer and Secretary. Pursuant to the employment agreement, the Company issued 6,000,000 shares of its restricted common stock to Wenfa “Simon” Sun and 4,000,000 shares of its restricted common stock to Meihong “Sanya” Qian. On May 3, 2016, the sole shareholder of the Company, CQFI consented to redemption of its 10,000,000 shares held in the Company. The Company redeemed the shares at a price of $0.0001.

On December 27, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange”) with CAT9 Holdings Ltd., an exempted company organized and incorporated with limited liability under the laws of the Cayman Islands (“CAT9 Cayman”), CAT9 Investment China Limited, a company organized under the law of Hong Kong, PRC. (“CAT9 HK”), and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd., a company organized under the laws of the People’s Republic of China.

On February 20, 2017, the Company amended the name of its operating subsidiary to Chongqing CAT9 Industrial Co., Ltd.

5

Our operating subsidiary, Chongqing CAT9 Industrial Co., Ltd (”CQC9”) was in operations as a food distributor and farm equipment reseller through our strategic alliance and distribution rights and agreements in the PRC, CQC9 with high technology platforms such as the WeChat mobile application that connects rural farming communities with industrial purchasers of fresh fruits, vegetables and meats, including primarily organic and non-organic from both domestically grown and imported stock, primarily to restaurants and food related businesses such as restaurants and food suppliers, merchants, stores and supermarkets. As of early 2017, the company temporarily suspended its food and machinery sales business and entered into the business of growing, harvesting and the production of edible oil with the acquisition of lease agreements for acer truncatum plantations / through two agreements which provided a total of 1400 Mu (230 Acres) of land in Yunnan Province, China. These agreements provide CQC9 and YueboVillage in Yunnan Province in a joint venture to plant, cultivate, and harvest acer truncatum trees, whereby CQC9 will provide the seeds and seedlings for the acerage along with technical supervision for planting, routine inspection and quality control and Yuebo Village to to provide the labor for planting, cultivating, harvesting and drying of the harvested seeds. The agreement is based on a profit sharing arrangement whereby CQC9 is entitled to 52% and Yuebo Village is entitled to 48% of the profits. These agreements were filed on a Current Report on Form 8-K on May 2, 2017 and is incorporated by reference in this prospectus as exhibit 10.3 and 10.4. The company provided a third plantation lease agreement in Hunan Province in China which was originally filed on Current Report on Form 8-K on September 13, 2017 and incorporated by reference on our exhibit table as 10.5. This agreement is a tri-party agreement between CQC9, ChangdeChangling Agriculture and Science and Technology Development Co. Ltd, and Peng Haixiong, an individual. This plantation produces Camelia trees of which its oil is used as a precursor ingredient of our acer truncatum edible oil product. This agreement is based on a profit sharing arrangement whereby CQC9 is entitled to 51% ,ChangdeChangling40% and Peng Haixiong, 9% of the profits. The company further developed engagements with third parties during 2017 to provide acer truncatum capsules to its customers as depicted on page 14 of this prospectus and incorporated by reference on our exhibit table as exhibit 10.9.

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As of the date of this prospectus, CQC9 employed a staff of 25 people located in Chongqing, China at Yudong Miaoshitai #46-9, Bana District.

Results of Operations for the Year Ended December 31, 2016, compared to the Year Ended December 31, 2015

Sales Revenue

Sales revenue for the year ended December 31, 2016, was $57,690, compared to $24,150 for the year ended December 31, 2015, an increase of $33,540. The Company recognized its first revenue in the fourth quarter of 2015.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2016, was $19,750, compared to $12,472 for the year ended December 31, 2015, an increase of $7,278. The Company did not begin revenue generating activity until 2015.

Operating Expenses

General and administrative expense was $100,644 for the year ended December 31, 2016, compared to $8,767 for the year ended December 31, 2015, an increase of $91,877. The increase is the result of increased operations.

Other expense

For the year ended December 31, 2016, we recorded a loss on impairment of $188,779. The loss was due to the cancellation of the purchase of equipment for which a deposit had been paid and will not be refunded.

Net Income (Loss)

Net loss for the year ended December 31, 2016, was $62,704, compared to net income of $2,911 for the year ended December 31, 2015. The change from net income to net loss in the current year is the result of increased general and administrative expenses.

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CAT9 Group Inc.

(formerly ANDES 4, Inc.)

FINANCIAL STATEMENTS

December 31, 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Cat9 Group Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Cat9 Group, Inc. and Subsidiary as of December 31, 2016 and 2015 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. Cat9 Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. We were not engaged to examine management’s assertion about the effectiveness of Cat9 Group, Inc.’s internal control over financial reporting as of December 31, 2016.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cat9 Group, Inc. and Subsidiary as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s ability to raise additional capital through debt and/or equity financing to fund its operating costs is unknown, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Leon & Company, P.A. Pembroke Pines, Florida
April 24, 2017

F-2

CAT9 Group Inc. (formerly ANDES 4, Inc.) Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS

Current assets:
Cash	$78,233	$2
Accounts receivable	—	23,825
Other receivables, related party	2,737	—
Advances to suppliers	181,002	417,046
Inventory	—	2,773
Total current assets	261,972	443,646
Property & equipment	849	—

Total assets	$262,821	$443,646

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$—	$15,437
Customer deposits	27,235	—
Other payables, related party	58,068	9,545
Total current liabilities	85,303	24,982

Total liabilities	85,303	24,982

Shareholders' Equity
Preferred stock $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock $0.0001 par value, 100,000,000 shares authorized; 20,000,000 and 10,000,000 shares issued and outstanding, respectively	2,000	1,000
Additional paid-in capital	381,918	425,158
Accumulated other comprehensive income	3,028	453
Accumulated deficit	(209,428)	(7,947)
Total Stockholders’ Equity	177,518	418,664

Total liabilities and stockholders’ equity	$262,821	$443,646

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CAT9 Group Inc. (formerly ANDES 4, Inc.) Consolidated Statements of Operations
	For the Years Ended December 31,
	2016	2015
Revenue	$57,690	$24,150
Cost of revenue	19,750	12,472
Gross Margin	37,940	11,678

Operating expenses:
Impairment loss	181,003	-
General and administrative	58,418	8,767
Total operating expenses	239,421	8,767
Income (loss) from operations	(201,481)	2,911
Income (loss) before income taxes	(201,481)	2,911

Provision for income taxes	-	-
Net income (loss)	$(201,481)	$2,911

Other comprehensive income (loss):

Foreign currency translation adjustment	2,575	462
Comprehensive income (loss)	$(198,906)	$3,373
Basic and diluted net income (loss) per common share	$(0.02)	$0.00
Basic and diluted weighted average common shares	10,000,000	10,000,000

 The accompanying notes are an integral part of these consolidated financial statements.

F-4

CAT9 Group Inc. (formerly ANDES 4, Inc.) Consolidated Statements of Stockholders’ Equity December 31, 2016
	Common Stock		Paid in	Accumulated	Other comprehensive
	Shares	Amount	Capital	Deficit	income	Total
Balance, December 31, 2014	—	$—	$250,794	$(10,858)	$(9)	$239,927
Shares issued for services	10,000,000	1,000	(1,000)			—
Contributed capital	—	—	175,364	—	—	175,364
Foreign currency translation adjustment	—	—	—	—	462	462
Net income for the year ended December 31, 2015	—	—	—	2,911	—	2,911
Balance, December 31, 2015	10,000,000	1,000	425,158	(7,947)	453	418,664
Contributed capital			—	—	—	—
Merger acquisition	10,000,000	1,000	(43 ,240)	—	—	(42,240)
Foreign currency translation adjustment	—	—	—	—	2,575	2,575
Net loss for the year ended December 31, 2016	—	—	—	(201,481)	—	(201,481)
Balance, December 31, 2016	20,000,000	$2,000	$381,918	$(209,428)	$3,028	$177,518
The accompanying notes are an integral part of these consolidated financial statements.

F-5

CAT9 Group Inc. (formerly ANDES 4, Inc.) Consolidated Statement of Cash Flows
	For the Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net Income (loss)	$(201,481)	$2,911
Adjustments to reconcile net income (loss) to net
cash used in operating activities:
Foreign currency translation adjustment	2,575	462
Acquisition related loss	(42,225)
Loss on impairment	181,003	—
Changes in operating assets and liabilities:
Accounts Receivable	23,825	(23,825)
Other assets	55,041	(417,045)
Other assets, related party	(2,737)
Inventory	2,773	(2,773)
Accounts payable and accrued liabilities	11,798	15,437
Net cash provided by (used in) operating activities	30,572	(424,833)

Cash flows from investing activities:
Purchase of computer equipment	(849)	—
Net cash used in investing activities	(849)	—

Cash flows from financing activities:
Contributed capital		175,364
Loans from related parties	48,523	749,290
Repayment of related party loans	(15)	(499,825)
Net cash provided by financing activities	48,508	424,829

Net change in cash	78,231	(4)

Cash, beginning of year	2	6

Cash, end of year	$78,233	$2

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Cat9 Group Inc.

(formerly ANDES 4 Inc.)

Notes to Consolidated Financial Statements

December 31, 2016

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Description of business

Cat9 Group Inc. formerly, ANDES 4 Inc., (the “Company”) was incorporated under the laws of the State of Delaware on January 26, 2015 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

On July 31, 2015, the sole officer and director of ANDES 4 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Chongqing Field Industrial Company Ltd. at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, August 12, 2015, Richard Chiang executed the agreement and owned no shares of the Company’s stock and Chongqing Field Industrial Company Ltd. became the sole stockholder of the Company.

As previously disclosed on Form 8-K, on July 13, 2015, on August 19, 2015, the Registrant filed a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Registrant to CAT9 Group Inc.

On August 18, 2015, the board of director (the "Board") and the sole shareholder of the Registrant approved to engage Tech Associates Inc. as its corporate advisor to assist in its ‘going public’ strategy. The initial term is for six months, with an option for ongoing continuity of service, with monthly compensation of two thousand dollars.

On December 27, 2016, CAT9 closed a share exchange transaction pursuant to which CAT9 became the 100% parent of CAT9 Cayman, assumed the operations of CAT9 Cayman and its subsidiaries, including CAT9 Investment China, and Chongqing Field Industrial Company Ltd.

CAT9 Cayman is a holding company incorporated in August 20, 2015, under the laws of the Cayman Islands. CAT9 Investment China Limited was incorporated in September 10, 2015, under the laws of Hong Kong. CAT9 Investment China is a window for the group to handle the business operations outside of China.

Chongqing CAT9 Industrial Company Ltd., (“Chongqing CAT9”) (formerlyChongqing Field Industrial Company Ltd) is located in Chongqing, PRC and was incorporated under the laws of the PRC on June 26, 2014. Since its inception, Chongqing Field Industrial Company Ltd has operated through strategic alliance and distribution rights agreements in the PRC, the Company is engaged in the marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported (2) Acquisition of land for the planting of Acer Truncatum trees and harvesting of Acer Truncatum seeds to produce edible oil, (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) farm machinery sales.

F-7

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to raise additional capital through debt and/or equity financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations are necessary for the Company to continue. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. However; management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on timely basis for the next twelve months. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company's functional currency for Chongqing CAT9 is the Chinese Renminbi (“RMB”); however, the accompanying financial statements have been translated and presented in the United States Dollars (“USD”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CAT9 Cayman, and its subsidiaries, including CAT9 Investment China, and Chongqing Field Industrial Company Ltd. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated.

Translation Adjustment

For the years ended December 31, 2016 and 2015, the accounts of the Chongqing CAT9 were maintained, and its financial statements were expressed, in RMB.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the RMB as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, members’ capitalare translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of members’ capital, except those due to investments by members, changes in paid-in capital and distributions to members. Comprehensive income for the years ended December 31, 2016 and 2015 is included net income and foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

F-8

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Accounts receivable

Accounts receivable are recorded net of allowance for doubtful accounts. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. Periodically, management assesses customer credit history and relationships as well as performs accounts receivable aging analysis. Accounts are considered past due after three months. As of December 31, 2016, and 2015, no allowance was deemed necessary since sales were comparatively recent and there were no sales in 2014.

Inventories

Inventories are valued at the lower of cost or market. Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2015.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2016 and 2015.

F-9

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – ADVANCES TO SUPPLIERS

As of the year ended December 31, 2015, the Company entered into contracts with two suppliers to acquire machinery deliverable on December 31, 2016. The company advanced the suppliers $417,046 to secure these purchases which represented approximately fifty percent of the contract amounts. During 2016 one of the suppliers refunded the Company part of the deposit, leaving a balance of $362,005, of which $181,003 is not going to be refunded to the Company and has been debited to impairment loss.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the normal course of business, affiliated companies, members, and/or officers may advance the Company funds to pay for certain operating expenses. All advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2016 and 2015 the Company was indebted to related parties that advanced loans to the Company without any formal repayment terms. As of December 31, 2016 and 2015 the Company owed the aforementioned related parties $58,068 and $9,545, respectively.

During the year ended December 31, 2016, a consultant and the CEO for the Company contributed $40,326 in services and cash to pay for professional fees related to the Company’s SEC filing expenses. The amount has been credited to paid in capital.

F-10

NOTE 6 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $.0001 par value preferred stock. As of September 30, 2016, and no shares of preferred stock had been issued.

Common Stock

Upon formation of the Company on January 26, 2015, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company. In addition, the founding shareholder made a contribution of $3,839 to the Company for the period ended December 31, 2015, which is recorded as additional paid-in capital.

Pursuant to the Share Exchange Agreement dated December 27, 2016 the company cancelled and retired 9,000,000 shares of issued and outstanding common stock, (the “cancelled shares”), reducing the issued and outstanding shares to 1,000,000 shares. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, the Company’s majority shareholders and owners of the cancelled shares, as consideration for cancelling the shares. The Company issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the cancelled shares and the Share Exchange; there are 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

Contributed Capital

During the year ended December 31, 2015 Meihong Qian, CFO, contributed capital of $175,364.

NOTE 7 – INCOME TAXES

The Company operates in more than one jurisdiction with the main operations conducted in PRC and no activities in The United States. These are complex regulatory environments subject to different interpretations by the taxpayer and the respective governmental taxing authorities.  The Company evaluates its tax positions and establishes liabilities, if required.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”), as from January 1, 2008 onwards, the EIT is at a statutory rate of 25%.

Net deferred tax assets consist of the following components as of December 31:

	12/31/2016	12/31/2015
Unused tax loss brought forward	$(7,957)	$(10,858)
Income (loss) for the year	(251,483)	2,911
Expenses not deductible for tax	—	—
Total net operating loss carry forwards	$(259,440)	$(7,947)
Effective tax rate	25%	25%
Unrecognized deferred tax asset carried forward	$64,860	$1,987
Less: valuation allowances	(64,860)	(1,987)

Deferred income tax benefit, net of valuation allowance	$—	$—

The Company has not recognized a deferred tax asset in respect of PRC tax loss in these financial statements as it is not more-likely-than-not that the future taxable profit against which loss can be utilized will be available to the entities operating in PRC.  Accordingly, a 100% valuation allowance has been made.

F-11

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax and penalties in selling, general and administrative expenses in the statements of operations.  For the years ended December 31, 2016 and 2015, the Company had no related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions, but the tax authority in PRC has the right to examine the Company’s tax position in all past years.

Statutory Reserve

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprise’s income, after the payment of the PRC income taxes, shall be allocated to the statutory reserves.  The allocation is 10 percent of the net income and the cumulative allocations are not to exceed 50 percent of the registered capital.  However, the laws do not prohibit enterprises allocate net income to this reserve after the limit of 50 per cent of registered capital has been reached.  These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2016 and 2015, the Company has not allocated to these non-distributable reserve funds due to loss sustained in the years ended December 31, 2016 and 2015.

NOTE 8 – ACCUMULATED OTHER COMPREHENSIVE INCOME

Balance of related after-tax components comprising accumulated other comprehensive income included members’ capital were as follows at December 31:

	2016	2015
Accumulated other comprehensive income, beginning of period	$453	$(9)
Change in cumulative translation adjustment	2,575	462
Accumulated other comprehensive income, end of period	$3,028	$453

NOTE 9 – COMMITMENTS

On April 14, 2015, the Company issued a purchase order to Chongqing Fangbaiyuan Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of December 31, 2015, $227,547 is due upon delivery.

On April 21, 2015, the Company issued a purchase order to Chongqing Qinuo Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of December 31, 2015, $158,685 is due upon delivery.

Due to new circumstances the parties have now agreed to cancel these orders. The suppliers will either provide a credit on a future purchase or refund the deposit if they are able to sell the machinery to another third party.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, April 21, 2017 and through the date of the filing, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

F-12

On March 31, 2017, the Company entered into a Subscription Agreement with one subscriber for the issuance of its restricted common stock – Tech Associates, Inc. an entity engaged to provide advisory and consulting services to the Company purchased 1,000,000 shares for total cash proceeds of $100.

Three months ended September 30, 2017 compared to the three months ended September 30, 2016

Sales Revenue

Sales revenue for the three months ended September 30, 2017, was $127,101, compared to $13,282 for the three months ended September 30, 2016, an increase of $113,89. The Company recognized its first revenue in the fourth quarter of 2015 and has seen increasing operations and revenues since.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2017, was $53,598, compared to $3,716 for the three months ended September 30, 2016, an increase of $49,882.

Operating Expenses

General and administrative expense was $170,308 for the three months ended September 30, 2017, compared to $37,789 for the three months ended September 30, 2016, an increase of $132,519. The increase is the result of increased operations.

In 2016 the company advanced a supplier money to secure a purchase. It was thought that $181,003 was not going to be refunded so the Company wrote it off. During Q2 that money was returned.

Net Income (Loss)

Net loss for the three months ended September 30, 2017, was $96,805, compared to $28,223 for the three months ended September 30, 2016. The increase in net loss is due to the increased operations and the added expense associate with it.

Nine months ended September 30, 2017 compared to the nine months ended September 30, 2016

Sales Revenue

Sales revenue for the nine months ended September 30, 2017, was $221,275, compared to $51,826 for the nine months ended September 30, 2016, an increase of $169,449. The Company recognized its first revenue in the fourth quarter of 2015 and has seen increasing operations and revenues since.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2017, was $97,808, compared to $18,235 for the nine months ended September 30, 2016, an increase of $80,213.

Operating Expenses

General and administrative expense was $311,938 for the nine months ended September 30, 2017, compared to $60,870 for the nine months ended September 30, 2016, an increase of $251,068. The increase is the result of increased operations.

In 2016 the company advanced a supplier money to secure a purchase. It was thought that $181,003 was not going to be refunded so the Company wrote it off. During Q2 that money was returned.

Net Income (Loss)

Net loss for the nine months ended September 30, 2017, was $3,707, compared to $27,279 for the nine months ended September 30, 2016. The decrease in net loss is due to the refund of money that was previously written off as uncollectable.

F-13

F-14

 CAT9 Group Inc. & Subsidiary
Condensed Consolidated Balance Sheets
(UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS

Current assets:
Cash	$252,292	$78,233
Accounts receivable	24,822	—
Other receivables, related party	24,626	2,737
Inventory	21,229	—
Other current assets	871	—
Advances to suppliers	6,289	181,002
Total current assets	330,129	261,972
Property & equipment	17,513	849

Total assets	$347,642	$262,821

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accruals	$4,386	$—
Customer deposits	50,251	27,235
Other payables	28,259	—
Other payables, related party	78,610	58,068
Total current liabilities	161,506	85,303

Total liabilities	161,506	85,303

Shareholders' Equity
Preferred stock $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 101,000,000 and 20,000,000 shares issued and outstanding, respectively	10,100	2,000
Stock subscription receivable	(8,100)	—
Additional paid-in capital	401,702	381,918
Accumulated other comprehensive income	(4,431)	3,028
Accumulated deficit	(213,135)	(209,428)
Total Stockholders’ Equity	186,136	177,518
Total liabilities and stockholders’ equity	$347,642	$262,821

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-15

CAT9 Group Inc. & Subsidiary
Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue	$127,101	$13,282	$221,275	$51,826
Cost of revenue	53,598	3,716	97,808	18,235
Gross Margin	73,503	9,566	123,467	33,591

Operating Expenses:

General and administrative expenses	170,308	37,789	311,938	60,870
Bad debt provision	-	-	(184,764)	-

Total operating expenses	170,308	37,789	127,174	60,870
Income (loss) from operations	(96,805)	(28,223)	(3,707)	(27,279)
Income (loss) before income taxes	(96,805)	(28,223)	(3,707)	(27,279)
Provision for income taxes	-	-	-	-
Net Income (Loss)	$(96,805)	$(28,223)	$(3,707)	$(27,279)
Other comprehensive income (loss):
Foreign currency translation adjustment	(4,341)	6,418	(7,459)	49
Comprehensive income (loss)	(101,146)	(25,805)	(11,166)	(27,230)
Basic income (loss) per share	$(0.00)	$0.00	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	101,000,000	10,000,000	101,000,000	10,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-16

CAT9 Group Inc. & Subsidiary
Condensed Consolidated Statement of Cash Flows
(UNAUDITED)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net Income	$(3,707)	$(27,279)
Adjustments to reconcile net income to net cash provided in operating activities:
Foreign currency translation adjustment	(7,459)	49
Depreciation expense	609	—
Changes in operating assets and liabilities:
Accounts Receivable	(24,822)	78,233
Other assets	173,842	45,401
Other assets, related party	(21,889)	(7,271)
Inventory	(21,229)	(1,553)
Accounts payable and accrued liabilities	55,661	18,078
Other payables, related party	24,448	(53,888)
Net cash provided by operating activities	175,454	51,770

Cash flows from investing activities:
Purchase of equipment	(17,273)	—
Net cash used in investing activities	(17,273)

Cash flows from financing activities:
Contributed capital	19,784	165
Loans from related parties		11,327
Repayment of related party loans	(3,906)	—
Net cash provided by financing activities	15,878	11,492

Net change in cash	174,059	63,262

Cash, beginning of period	78,233	—

Cash, end of period	$252,292	$63,262

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

  The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

CAT9 Group Inc. & Subsidiary

Notes to Condensed Consolidated Financial Statements

September 30, 2017

(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

CAT9 Group Inc., (the “Company”) formerly known as ANDES 4 Inc. ("ANDES 4"), was incorporated under the laws of the State of Delaware on January 26, 2015. On December 27, 2016, the Company and its wholly-owned subsidiary, CAT9 Holdings Ltd, a company organized under the laws of the Cayman Islands, ("CAT9 Cayman"); CAT9 Cayman's wholly-owned subsidiary, CAT9 Investment China Limited, a company organized under the laws of Hong Kong ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing CAT9 Industry Company Ltd, a company organized under the laws of the People's Republic of China closed a share exchange transaction pursuant to which CAT9 became the 100% parent of CAT9 Cayman, assumed the operations of CAT9 Cayman and its subsidiaries, including CAT9 Investment China, and Chongqing CAT9 Industry Company Ltd.

CAT9 Cayman is a holding company incorporated in August 20, 2015, under the laws of the Cayman Islands. CAT9 Investment China Limited was incorporated in September 10, 2015, under the laws of Hong Kong. CAT9 Investment China is a window for the group to handle the business operations outside of China.

Chongqing CAT9 Industry Company Ltd. is located in Chongqing, PRC and was incorporated under the laws of the PRC on June 26, 2014. Chongqing Field Industrial Company Ltd. operates through strategic alliance and distribution rights agreements in the PRC, the Company is engaged in the marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported (2) Acquisition of land for the planting of Acer Truncatum trees and harvesting of Acer Truncatum seeds to produce edible oil, (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) farm machinery sales.

Prior to the events above, the Company on July 31, 2015, the sole officer and director of the Company entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Chongqing Field Industrial Company Ltd. at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, August 12, 2015, the sole officer and director of the Company executed the agreement and owned no shares of the Company’s stock and Chongqing Field Industrial Company Ltd. was the sole stockholder of the Company.

On May 2, 2016, the Company entered into Employee Agreements with Wenfa "Simon" Sun, its President, Chief Executive Officer, and Chairman of the Board of Directors, and MeiHong "Sanya" Qian, its Chief Financial Officer and Secretary. Pursuant to the Employment Agreement, the Company issued 6,000,000 shares of restricted common stock to Wenfa "Simon" Sun, and 4,000,000 shares of restricted common stock to MeiHong "Sanya" Qian.

On May 3, 2016, the sole shareholder of the Company, Chongqing Field Industrial Ltd., ("CQFI") consented to a redemption of its 10,000,000 shares of common stock at a price of $0.0001 per share for an aggregate redemption price of $1,000. As a result of this action by CQFI, management of the Company now control 100% of the issued and outstanding shares.

With the redemption and subsequent issuance of the 10,000,000 shares of restricted common stock, the Company effected a change in its control and the new majority shareholders are the current members of management of the Company.

F-18

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to raise additional capital through debt and/or equity financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations are necessary for the Company to continue. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. However; management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on timely basis for the next twelve months. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3- SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements of CAT9 Group Inc. have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the audited financial statements of CAT9 Group Inc. in our Form 10-K filed on April 28, 2017.

The interim unaudited financial statements present the balance sheet, statements of operations and cash flows CAT9 Group Inc. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2017 and the results of operations and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CAT9 Cayman, and its subsidiaries, including CAT9 Investment China, and Chongqing Field Industrial Company Ltd. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated.

Translation Adjustment

For the nine months ended September 30, 2017 and the year ended December 31, 2016, the accounts of the Chongqing CAT9 were maintained, and its financial statements were expressed, in RMB.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the RMB as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, members’ capital are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

F-19

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of members’ capital, except those due to investments by members, changes in paid-in capital and distributions to members. Comprehensive income for the nine months ended September 30, 2017 and 2016 is included net income and foreign currency translation adjustments.

Recent Accounting Pronouncements

The Company has evaluated recent pronouncements through Accounting Standards Updates (“ASU”) 2015-08 and believes that none of them will have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4 – ADVANCES TO SUPPLIERS

As of the year ended December 31, 2015, the Company entered into contracts with two suppliers to acquire machinery deliverable on December 31, 2016. The company advanced the suppliers $417,046 to secure these purchases which represented approximately fifty percent of the contract amounts. During 2016 one of the suppliers refunded the Company part of the deposit, leaving a balance of $362,005, of which $181,003 was not going to be refunded to the Company and was debited to impairment loss. In Q2 2017 the $181,000 was returned to the Company.

NOTE 5- RELATED PARTY TRANSACTIONS

During the normal course of business, affiliated companies, members, and/or officers may advance the Company funds to pay for certain operating expenses. All advances are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2016, a consultant and the CEO for the Company contributed $40,326 in services and cash to pay for professional fees related to the Company’s SEC filing expenses. The amount has been credited to paid in capital.

As of September 30, 2017, and December 31, 2016 the Company was indebted to related parties that advanced loans to the Company without any formal repayment terms. As of September 30, 2017, and December 31, 2016 the Company owed the aforementioned related parties $78,610 and $58,068, respectively.

On July 13, 2017, Chongqing CAT9 Industrial Co. Ltd, the operating subsidiary of the Company entered into an Short Term Loan Agreement with Chongqing CAT9 Internet Modern Agriculture. The terms as follows; the Company loaned one million RMB to Chongqing CAT9 Internet Modern Agriculture from July 13, 2017 to July 31, 2017 with an interest rate 4.38% per annum.

NOTE 6- STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $.0001 par value preferred stock. As of September 30, 2017, and no shares of preferred stock had been issued.

Common Stock

Pursuant to the Share Exchange Agreement dated December 27, 2016 the company cancelled and retired 9,000,000 shares of issued and outstanding common stock, (the “cancelled shares”), reducing the issued and outstanding shares to 1,000,000 shares. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, the Company’s majority shareholders and owners of the cancelled shares, as consideration for cancelling the shares. The Company issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the cancelled shares and the Share Exchange; there are 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

F-20

On March 31, 2017, the Company entered into a Subscription Agreement with one subscriber for the issuance of its restricted common stock – Tech Associates, Inc. an entity engaged to provide advisory and consulting services to the Company purchased 1,000,000 shares for total cash proceeds of $100.

On April 26, 2017, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the authorized shares from 100,000,000 shares of common stock to 500,000,000 shares of common stock.

On May 10, 2017, Wenfa “Simon” Sun, our President, Chief Executive Officer and Chairman purchased 78,000,000 shares of the Issuer’s restricted common stock from the Company in a private transaction at $0.0001. He is currently as of the date of this filing, the beneficial owner of 90,000,000 shares. As of September 30, 2017, the funds have not yet been collected and have been debited to stock subscription receivable.

On May 10, 2017, Meihong “Sanya” Qian, our Chief Financial Officer and Secretary purchased 2,000,000 shares of the Issuer’s restricted common stock from the Company in a private transaction at $0.0001. She is currently as of the date of this filing, the beneficial owner of 10,000,000 shares. As of September 30, 2017, the funds have not yet been collected and have been debited to stock subscription receivable.

NOTE 7– ACCUMULATED OTHER COMPREHENSIVE INCOME

Balance of related after-tax components comprising accumulated other comprehensive income included members’ capital were as follows at:

	September 30, 2017	December 31, 2016
Accumulated other comprehensive income, beginning of period	$3,028	$453
Change in cumulative translation adjustment	(7,459)	2,575
Accumulated other comprehensive income (loss) end of period	$(4,431)	$3,028

NOTE 8– COMMITMENTS

On April 14, 2015, the Company issued a purchase order to Chongqing Fangbaiyuan Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of December 31, 2016, $227,547 is due upon delivery.

On April 21, 2015, the Company issued a purchase order to Chongqing Qinuo Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of December 31, 2016, $158,685 is due upon delivery.

Due to new circumstances the parties have now agreed to cancel these orders. The suppliers will either provide a credit on a future purchase or refund the deposit if they are able to sell the machinery to another third party.

NOTE 9– SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

F-21

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 5,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We presently have One Hundred and One Million, (101,000,000) shares of Common Stock outstanding and 0 shares of Preferred Stock issued and outstanding. After completion of our offering, we will have One Hundred and Forty One Million, (141,000,000) shares of Common Stock outstanding. Through this offering we will register a total of 40,000,000 shares. These shares represent 40,000,000 shares of common stock to be issued by us. The price at which we, the company, offer these shares is at a fixed price of $0.08 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

 *We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

40,000,000 shares of common stock, at a fixed price of $0.08 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.08 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	101,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	141,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.08.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

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Use of Proceeds	We intend to use the net proceeds to us for working capital, purchase of raw materials, development of our planting base, research and development, information systems, market expansion and promotion, operating capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 40,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President, Chief Executive Officer, and Chairman of the Board, Wenfa “Simon” Sun and our Chief Financial Officer and Secretary, Meihong “Sanya” Qian will sell the 40,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $49,398.40.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officers and director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer and Chairman of the Board, Wenfa “Simon” Sun will own approximately 64% of the voting power of our outstanding capital stock and our Chief Financial Officer and Secretary, Meihong “Sanya” Qian will own approximately 7%.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

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Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes Oxley Act of 2002. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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CAT9 GROUP, INC.

Acer truncatum farm #1 Yunnan Province, China

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Acer truncatum Tree

Factory floor acer truncatum finished product ready to ship

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Factory floor bottle and assembly line

Factory floor bottle labeling machine

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Factory Floor bottle and assembly line

Our finished product gift box (Acer truncatum seed oil)

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Our finished product acer truncatum (capsules)

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. If we begin trading, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business and Industry

The ace r truncatum business

The entire amount of our raise in this offering is being used towards implementing our acer truncatum business.

If we are successful in our capital raise within this offering, we will use the entire amount towards our acer truncatum business and accordingly, our risk profile will increase due to our concentration of our assets. There can be no assurance that we will be successful in our endeavor to lease additional land, or purchase additional acer truncatum trees. There is also no assurances that if we are unsuccessful in our acer truncatum business that we can pivot our company and re-engage our food distribution and farm equipment sales business.

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Acer truncatum is claimed to have nutritional and health benefits but we cannot assure you that all or any of the claims made by others are accurate.

Acer truncatum’s health benefits are claimed by studies and users of its extracted oil. These users generally use acer truncatum products due to word of mouth or other advertising by manufacturers of the product. Additionally, there are no restrictions or health benefit regulations on acer truncatum in China at this time. There are however, regulations with respect to disclosure of the physical composition and ingredients of product packaging in China, of which we are fully compliant.The Chinese Food and Drug Administration or State Food and Drug Administration (SFDA) of China has not opined on acer truncatum at this time. We do however expect that in the future, the SFDA will likely regulate product claims related to acer truncatum. When they release regulatory framework on acer trunactum, we do not know to the extent these regulations will affect our business, if they are negative or positive in anymanner, or when they will be released. The Chinese Ministry of Health, a separate agency, but part of the Chinese government apparatusissued a statement on its position on acer truncatum on March 22, 2011stating that it had approved acer truncatumbunge seed oil, along with peony seed oil as a new food resource pursuant to No.9 Announcement issued in 2011. Our interpretation of that statement is the safety status of acer truncatum has been recognized by the governmental authority.

Furthermore,there are some resources that claim through abstract writings that there are health benefits that support brain health by way of high levels of nervonic acid found in acer truncatum oil, for example the Journal of Chromatography states that the extract from acer truncatum leaves contain chemical structures that inhibit the growth of oxidative stress and carcinoma cells which cause cancer. Traditional Chinese medicine practitioners have used acer trunactum extract for medicinal purposes and believe in its efficacy towards treatment with certain illnesses. This document is filed to this Registration Statement as exhibit 99.4. The Company cannot make any assurances that these claims are in any way completely accurate.

We are subject to natural disasters.

Acer Truncatum trees are generally strong, and adaptable but can be damaged by harsh weather, diseases and crop pests. If our crops are damaged by natural disasters such as floods, drought, storms, or other farming risks, our business may suffer and our investors may lose their entire investment.

Increased Chinese government regulation of our production capacity and/or our sales and marketing operations could impact our business.

There are presently no significant Chinese government regulations of the health claims made by the participants in the acer truncatum business regarding their products. Additionally, there are limited government regulations over the conditions under which we manufacture our products. While other countries such as the United States and the European Union have extensive regulations of nutraceutical and plant-based products, including strict health-related claims, there are no current regulations in China to the degree of these other countries.

Our business is reliant on retaining and hiring key personnel that are in high demand in China.

We operate within an intensely competitive environment for key personnel in such areas as biologists, chemists, technicians, production supervisors, and sales and marketing personnel. If we are unable to fulfill these roles as we grow as a company, our future success will be severely impaired and we will be unable to implement our business plan.

We may have difficulty establishing adequate management and financial controls in China.

China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with. We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected for a United States public company. Despite our record as a fully-reporting company on Edgar since February 6, 2015, if we cannot continue to maintain such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

Our success depends on collaborative partners, licensees and other third parties over whom we have limited control.

We have made a number of agreements to lease land to develop plantations for our acer truncatum trees with third parties. To the extent we enter into these agreements, we cannot assure you that we will not encounter discourse or problems that may lead to loss of production. Additionally, due to the nature of the process of developing these plantations, we require arrangements with manufacturing facilities, marketing and commercialization partners of our products. There are no assurances that we will be able to establish or maintain collaborations that are important to our business on favorable terms, or at all.

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A number of risks may arise from the Company's dependence on collaborative agreements with third parties. Product development and commercialization efforts could be adversely affected if any collaborative partner:

•	terminates or suspends its agreement with us;

•	causes delays;

•	fails to timely develop or manufacture in adequate quantities;

•	otherwise fails to meet its contractual obligations.

•	Our collaborative partners could pursue other technologies or develop alternative products that could compete with the products we are developing.

We have limited business insurance coverage.

We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Price controls may affect both our revenues and net income.

The laws of the PRC provide for the government to fix and adjust prices. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our sales will be limited and, unless there is also price control on the products that we purchase from our suppliers, we may face no limitation on our costs. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the totally market-oriented economies of member countries of the Organization for Economic Cooperation and Development ("OECD").

The economy of the PRC has historically been a nationalistic, "planned economy," meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC's economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most countries belonging to the OECD, an international group of member countries sharing a commitment to democratic government and market economy. For instance:

•	the level of state-owned enterprises in the PRC, as well as the level of governmental control over the allocation of resources is greater than in most of the countries belonging to the OECD;

•	the level of capital reinvestment is lower in the PRC than in other countries that are members of the OECD;

•	the government of the PRC has a greater involvement in general in the economy and the economic structure of industries within the PRC than other countries belonging to the OECD;
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•	the government of the PRC imposes price controls on certain products and our products may become subject to additional price controls; and

•	the PRC has various impediments in place that make it difficult for foreign firms to obtain local currency, unlike other countries belonging to the OECD where exchange of currencies is generally free from restriction.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of the OECD member countries.

Our failure to effectively manage growth could harm our business.

We have rapidly and significantly expanded our operations since our inception and will endeavor to further expand our operations in the future. Any additional significant growth in the market for our services or our entry into new markets may require and expansion of our employee base for managerial, operational, financial, sales and marketing and other purposes.

During any growth, we may face problems related to our operational and financial systems and controls, including quality control and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to hire additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We may pursue future growth through strategic acquisitions and alliances which may not yield anticipated benefits and may adversely affect our operating results, financial condition and existing business.

 We may seek to grow in the future through strategic acquisitions in order to complement and expand our business. The success of our acquisition strategy will depend on, among other things:

·	the availability of suitable candidates;
·	competition from other companies for the purchase of available candidates;
·	our ability to value those candidates accurately and negotiate favorable terms for those acquisitions;
·	the availability of funds to finance acquisitions;

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·	the ability to establish new informational, operational and financial systems to meet the needs of our business;
·	the ability to achieve anticipated synergies, including with respect to complementary products or services; and
·	the availability of management resources to oversee the integration and operation of the acquired businesses.

If we are not successful in integrating acquired businesses and completing acquisitions in the future, we may be required to reevaluate our acquisition strategy. We also may incur substantial expenses and devote significant management time and resources in seeking to complete acquisitions. Acquired businesses may fail to meet our performance expectations. If we do not achieve the anticipated benefits of an acquisition as rapidly as expected, or at all, investors or analysts may not perceive the same benefits of the acquisition as we do. If these risks materialize, our stock price could be materially adversely affected.

We face risks related to natural disasters, terrorist attacks or other unpredictable events in China which could have a material adverse effect on our business and results of operations.

Our business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China where all of our operations are located. For example, in early 2008, parts of China suffered a wave of strong snow storms that severely impacted public transportation systems. In May 2008, Sichuan Province in China suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. The May 2008 Sichuan earthquake has had a material adverse effect on the general economic conditions in the areas affected by the earthquake. The occurrence of any future disasters such as earthquakes, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events, or our information system or communications network breaks down or operates improperly as a result of such events, our facilities may be seriously damaged, and we may have to stop or delay operations. We may incur expenses relating to such damages, which could have a material adverse effect on our business and results of operations.

We may adopt an equity incentive plan under which we may grant securities to compensate employees and other services providers, which would result in increased share-based compensation expenses and, therefore, reduce net income.

We may adopt an equity incentive plan under which we may grant shares or options to qualified employees. Under current accounting rules, we would be required to recognize share-based compensation as compensation expense in our statement of operations, based on the fair value of equity awards on the date of the grant, and recognize the compensation expense over the period in which the recipient is required to provide service in exchange for the equity award. We have not made any such grants in the past, and accordingly our results of operations have not contained any share-based compensation charges. The additional expenses associated with share-based compensation may reduce the attractiveness of issuing stock options under an equity incentive plan that we may adopt in the future. If we grant equity compensation to attract and retain key personnel, the expenses associated with share-based compensation may adversely affect our net income. However, if we do not grant equity compensation, we may not be able to attract and retain key personnel or be forced to expend cash or other compensation instead. Furthermore, the issuance of equity awards would dilute the shareholders’ ownership interests in our company.

If we are unable to maintain or expand our sales and marketing capabilities, and attract and retain skilled personnel, we may not be able to generate anticipated revenues.

Increasing our customer base and penetrating our target markets will depend to a significant extent on our ability to expand our sales and marketing operations and activities. We expect to be largely dependent on our sales force to obtain new customers. We also expect to be highly dependent on skilled computer programmers. Competition for both are intense, and we may not be able to attract, integrate sufficient highly qualified personnel.

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Our failure to obtain capital may significantly restrict our proposed operations.

We will need to raise more capital to expand our business. Future sources of capital may not be available to us when we need it or may be available only on unacceptable terms.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the experience, knowledge, skill and expertise of our President, CEO, Chairman, Wenfa “Simon” Sun. We are also in large part dependent on Meihong, “Sanya” Qian, our CFO and Secretary. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Wenfa “Simon” Sun, due to his experience, history and knowledge of the agricultural industry and his overall insight into our business direction. The loss or our failure to retain Mr. Sun, or Ms. Qian, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on any of our officers and have no present plans to obtain this insurance.  See “Management.”

The lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Our President, Chairman and CEO has no public company experience and under the Federal securities laws of the United States and rules and regulations of the U.S. Securities and Exchange Commission, which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially if we succeed in becoming a publicly-traded company.

We have committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required for a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with becoming a publicly-traded company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a publicly-traded company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially upon trading as a publicly-traded company. We have implemented, or plan to implement, the measures described below under the supervision and guidance of our management to remediate the above control deficiencies and to strengthen our internal controls over financial reporting. Key elements of the remediation effort include, but are not limited to, the following initiatives, which have been implemented, or are in the process of implementation, as of the date of filing of this Annual Report:

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•	We have increased efforts to enforce internal control procedures. We have also reorganized the structure of our accounting department in China and clarified the responsibilities of each key personnel in order to increase communications and accountability.

•	We have recruited and will continue to bring in additional qualified financial personnel for the accounting department to further strengthen our China financial reporting function.

•	We continually review and improve our standardization of our monthly and quarterly data collection, analysis, and reconciliation procedures.

•	We plan on significantly increasing the level of communication and interaction among our China management, independent auditors, our directors of the Board, and other external advisors.

•	We are making progress on engaging qualified internal control consultants to help us comply with internal control obligations, including Section 404 of the Sarbanes-Oxley Act of 2002. We also plan to dedicate sufficient resources to implement required internal control procedures.

If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

While we have temporarily suspended our food distribution and farm equipment sales business we have provided risk disclosures in the event our management decides to reengage our efforts in this area.

Success in our food and farm equipment sales business depends on our ability to increase revenues from our O2O initiative and new markets such as Africa

If we decide to re-engage our food distribution and farm equipment sales business, we would need to connect with O2O (online-offline) platforms from third party providers such as WeChat, a mobile application accessible via mobile phone, our plans would be to grow by increasing our product output by adding new farm clients, developing new arrangements to expand our farm client's products, and enter new markets in China and internationally. If our management decides to reinstate our food distribution and farm business, investors must be aware that our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies, including:

·	Developing new methods for marketing in a rapidly changing technological world;
·	Entering new markets in a cost effective manner;
·	Expanding on domestic O2O sales and to increase awareness of our client's products as well as our own to capture market share;
·	Responding to competitive pressures;
·	Maintaining and developing relationships with customers and suppliers; and
·	Attracting and retaining qualified management, consultants and employees.

The success of our food distribution and farm equipment sales business is dependent upon our ability to secure food product at competitive prices, additionally the same can be said for our farm equipment business.

Our ability to generate meaningful revenue would depend in large part upon our ability to secure farm sales agreements with qualified farmers at competitive prices. We also would also face numerous competitive forces with other firms that compete directly against us for farm sales agreements, additionally; we will face competition from other firms that will seek to implement their own O2O strategy. If our farm clients decide to utilize their own O2O strategy directly we will likely be removed from the sales chain and lose a substantial majority of our current business. Our ability to secure farm management services and equipment depends on securing competitive pricing for farm equipment as well as securing economically sensible agreements in areas which we intend to operate such as Africa and other countries. If we fail to secure any of the aforementioned, our business, financial condition and results of operations will be materially adversely affected.

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We depended on a limited number of suppliers for a substantial majority of our food product.

In previous years, we worked with seven farm suppliers for various products. Prior to our shift in business strategy, we were aggressively seeking out additional farm suppliers which we could engage. However, we were dependent on our seven farm suppliers for products and for the previous two years ended December 31, 2015 and December 31, 2016, these seven suppliers accounted for 100% of our total sales. If we were to reinstate our food distribution and farm equipment business and are unable to obtain additional suppliers to meet customer demand, or develop alternative supply sources, we may be unable to satisfy customers' orders which would materially and adversely affect our revenues and our relationship with our customers. Furthermore, we were dependent on our suppliers for timely delivery of food supplies to customers. Should our suppliers fail to deliver such food products on time, and if we are unable to source these food supplies from alternative suppliers on a timely basis, our revenue and profitability would be adversely affected.

Changes in Chinese environmental regulations and enforcement policies could subject us to additional liability and adversely affect our ability to continue certain operations.

In regards to our farm management and equipment operations, the Chinese environmental regulations continue to develop and evolve rapidly; therefore, we cannot predict the extent to which our operations may be affected by future enforcement policies as applied to existing laws, by changes to current environmental laws and regulations, or by the enactment of new environmental laws and regulations. There are numerous Chinese provincial and local laws and regulations relating to the protection of the environment and the ultimate impact of complying with such laws and regulations is not always clearly known or determinable because regulations under some of these laws have not yet been promulgated or are undergoing revision. Our business and operating results could be materially and adversely affected if we were required to increase expenditures to comply with any new environmental regulations affecting our operations. We may, in the future, receive citations or notices from governmental authorities that our operations are not in compliance with our permits or certain applicable regulations, including various transportation, environmental or land use laws and regulations. Should we receive such citations or notices, we would generally seek to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that we will always be successful in this regard, and the failure to resolve a significant issue could result in adverse consequences to us. As a result, we could incur material liabilities resulting from the costs of complying with environmental laws, environmental permits or any claims concerning noncompliance, or liability from contamination.

We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist at our facilities or at third-party sites for which we are liable. Enactment of stricter laws or regulations, stricter interpretations of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at our own or third-party sites may require us to make additional material expenditures, which would adversely affect our profitability.

In previous years, we depended on a small number of farm suppliers to provide for our sales to our O2O customers on the WeChat mobile application during our 2015 and 2016 fiscal years. If an incurable event within our relationship occurred, or a reduction in farm yields or natural disasters, or weather conditions in China within the Chongqing region from any of these customers could cause a significant decline in our sales and profitability.

Our sales were previously generated from representing a small number of farm suppliers. During the previous two years ended December 31, 2015 and December 31, 2016, we had seven farm suppliers that we represented that generated 100% of our total revenues, respectively. We were dependent upon a small number of farm clients that we represented for a significant majority of our sales and the loss or reduction in business from any of these farm clients could have caused a significant decline in our sales and profitability.

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We do not carry any business interruption or liability insurance on our existing acer truncatum business or our previous food distribution and farm equipment business. As a result, we may incur uninsured losses, increasing the possibility that you would lose your entire investment in our company.

We could be exposed to liabilities or other claims for which we would have no insurance protection. We do not currently maintain any business interruption insurance or any other comprehensive insurance policy. As a result, we may incur uninsured liabilities and losses as a result of the conduct of our business. Business disruption insurance is available to a limited extent in China, but we have determined that the risks of disruption, the cost of such insurance and the difficulties associated with acquiring such insurance make it impractical for us to have such insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

We may not be able to compete successfully against current and future competitors.

The markets in which we operated within the food distribution and farm equipment business are competitive, rapidly evolving and subject to shifting customer demands and expectations. There are a number of companies that competed directly with our product offerings and some of our then competitors had significantly more financial resources than we possessed. These competitors however only used the internet and only one is national Yihaodian (yhd.com). The others Nogogois located in southern China (nogogo.cn - Shenzhen), and Epermarket located in east China (epermarket.com - Shanghai). To the extent we re-engage our food distribution and farm equipment business, we will likely find ourselves disadvantaged by other new competitors with greater resources than us.

Our business is affected by competition and substantial technological change.

If our management decides to reinstate our food and farm business, we would face competition from many other companies that offer farm food products that may be lower than the prices we charge. Many of these companies have substantially greater financial and other resources than us and, therefore, are able to spend more than us in areas such as product development and marketing.

Competitors may develop, use, create alternative innovative methods to sell, market and distribute farm food products that render our products or proposed products uneconomical or that may be superior to our products. In addition, farm management and equipment has its own set of risks related to competition and substantial technological changes. If our suppliers of farm management and equipment fail to deliver or we fail to secure product at favorable pricing, if our suppliers fail to create innovative products that customers demand, and we are unable to meet our end customer's demands, all of which would have a material adverse effect on us.

We have no trademarks or patents, the lack of which may make it easier for our competitors to compete against us.

We do not have any protected trademarks on our business or patents. We will be applying for international trademarks for our name CAT9 Group Inc., however, we will not be filing any patents.

Our business may be adversely affected by a global economic downturn, in addition to any uncertainties in the financial markets.

Although we believe that global financial markets have recovered from an economic downturn, we cannot make any assurances that we will not experience disruptions, or loss due to the possibility of another negative global event whereby severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability occurs Any economic downturn generally or any decrease in consumer spending in the PRC, could cause advertisers to reduce their spending on advertisements, would have a material adverse effect on our business, cash flows, financial condition and results of operations. The inability to obtain adequate financing from debt or capital sources could force us to self-fund strategic initiatives or even forego certain opportunities, which in turn could potentially harm our performance.

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If we re-engaged our food distribution and farm equipment business, we would need additional capital to successfully implement a new business strategy, which may not be available to us, and if we raise additional capital, it may dilute your ownership in us.

Growth within the food distribution and farm equipment business is dependent upon the ability to generate increased revenue from customers, and raise capital from outside sources. At this time, our funds raised from this offering will be used towards our acer truncatum business and to the extent we have additional funds available we may or may not choose to re-engage our food distribution and farm equipment business. However, in the event that we are financially able and decide to re-engage our food distribution and farm equipment business, an important element of our growth strategy is expected to be the development of farm management and equipment sales to Africa and other countries.

As stated, within this prospectus, and on our Form 8-K filed December 18, 2017, we have suspended our food distribution and farm equipment business and if we decide in the future to re-engage this business, we may be unable to obtain the necessary financing for our capital requirements on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Furthermore, if we did re-engage our food distribution and farm equipment business while maintaining our existing acer truncatum business, our ability to run two separate businesses may impair our efforts to successfully run one or the other. Additionally, our ability to obtain acceptable financing for the food distribution and farm equipment business may depend on a number of factors, including: our financial condition and results of operations; the condition of the PRC economy and farm food industry, cooperative system, O2O initiative, the WeChat mobile application platform in PRC, and conditions in relevant financial markets in the United States, PRC and elsewhere in the world.

Risks Related To Us Doing Business in China

As substantially all of our assets are located in the PRC and all of our revenues are derived from our operations in China, changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Decided legal cases do not have so much value as precedent in China as those in the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the advertising industry, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, and financial and business taxation laws and regulations.

 The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties.

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Our PRC subsidiaries, CQC9, is considered a foreign invested enterprise under PRC laws, and as a result is required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

·	levying fines;
·	revoking our business license, other licenses or authorities;
·	requiring that we restructure our ownership or operations; and
·	requiring that we discontinue any portion or all of our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

 All of our current operations are conducted in China. Moreover, all of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Contract drafting, interpretation and enforcement in China involves significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate. Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, for our planned public offering and the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock if and when we become trading.

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The PRC State Administration of Foreign Exchange, or “SAFE,” issued a public notice in November 2005, known as Circular 75, which has become null and void and has been replaced by Circular (2014) 37, issued on 14 July, 2014, concerning the use of offshore holding companies controlled by PRC residents in mergers and acquisitions in China. This circular requires that (1) a PRC resident shall register with a local branch of the SAFE before he or she establishes or controls an overseas special purpose vehicle, or SPV, for the purpose of overseas equity financing (including convertible debt financing);(2) when a PRC resident contributes the assets of or his or her equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident must register his or her interest in the SPV and any changes in such interest with a local branch of the SAFE; and (3) when the SPV undergoes a material change regarding to PRC resident, such as a change in share capital or merger or acquisition, the PRC resident shall, register such change with a local branch of the SAFE. In addition, SAFE issued updated internal implementing rules, or the Implementing Rules in relation to Circular 37. However, there exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. If any PRC resident stockholder of a SPV fails to make the required SAFE registration and amended registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity. Failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Because of uncertainty in how Circular 37 will be interpreted and enforced, we cannot be sure how it will affect our business operations or future plans. For example, CQFI's ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 37 by our PRC resident beneficial holders over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. Failure by any PRC resident beneficial holder to register as required with the relevant branch of SAFE could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit CQFI's ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect on September 8, 2006 and was further amended on June 22, 2009. These new rules significantly revised China’s regulatory framework governing onshore-to -offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the Revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. Our PRC counsel, Hubei Taoshi Law Firm, believes that it is uncertain whether the transaction is subject to CSRC’s approval, and in reality, many other similar companies have completed similar transactions like the share exchange and private placement contemplated under the Exchange Agreement without CSRC’s approval and our PRC legal counsel is not aware of any situation in which the CSRC has imposed a punishment or penalty in connection with any such transactions. However, if the CSRC or other PRC Government Agencies subsequently determine that CSRC approval is required for the share exchange and private placement contemplated under the Exchange Agreement, we may face material regulatory actions or other sanctions from the CSRC or other PRC Government Agencies.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for our restructuring, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

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According to the Revised M&A Regulations and other PRC rules regarding foreign exchange, an offshore company’s shares can be used as consideration for the acquisition of a domestic PRC company’s equity by foreign investors only under very limited circumstances. Prior approval from the MOFCOM must be obtained before such a share exchange can be done. If relevant PRC government authorities deem a future acquisition of a domestic PRC company’s equity by us or our offshore subsidiary using our common stock or other types of our securities as consideration to be a transaction subject to the Revised M&A Regulations, complying with the requirements of this regulation to complete such transactions could be time- consuming and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions. Any delay or inability to obtain applicable approvals to complete acquisitions could affect our ability to expand our business or maintain our market share. However, the application of the Revised M&A Regulations remains unclear and it is uncertain whether a future acquisition of a domestic PRC company’s equity by our domestic PRC subsidiaries using our common stock or other types of our securities as consideration will be subject to such regulations.

Also, if later the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock. It is uncertain that CSRC is or will be curtailing or suspending overseas listings for Chinese private companies.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of Circular 37 and the Revised M&A Regulations. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM, SAFE, CSRC and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance with such rules.

If the land use rights of our landlord are revoked, we would be forced to relocate operations.

Under Chinese law, land is owned by the state or rural collective economic organizations. The state issues to the land users the land use right certificate. Land use rights can be revoked and the land users could be forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. We limited land use rights and each of our facilities relies on land use rights of our landlords, and the loss of such rights would require us to identify and relocate our operations, which could have a material adverse effect on our financial conditions and results of operations.

We will not be able to complete an acquisition of prospective acquisition targets in the PRC unless their financial statements can be reconciled to U.S. generally accepted accounting principles in a timely manner.

Companies based in the PRC may not have properly kept financial books and records that may be reconciled with U.S. generally accepted accounting principles. If we attempt to acquire a significant PRC target company and/or its assets, we would be required to obtain or prepare financial statements of the target that are prepared in accordance with and reconciled to U.S. generally accepted accounting principles. Federal securities laws require that a business combination meeting certain financial significance tests require the public acquirer to prepare and file historical and/or pro forma financial statement disclosure with the SEC. These financial statements must be prepared in accordance with, or be reconciled to U.S. generally accepted accounting principles and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed acquisition target does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets with which we may acquire and hinder our ability to expand our retail operations. Furthermore, if we consummate an acquisition and are unable to timely file audited financial statements and/or pro forma financial information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as Item 9.01 of Form 8-K, we will be ineligible to use the SEC’s short-form registration statement on Form S-3 to raise capital, if we are otherwise eligible to use a Form S-3. If we are ineligible to use a Form S-3, the process of raising capital may be more expensive and time consuming and the terms of any offering transaction may not be as favorable as they would have been if we were eligible to use Form S-3.

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We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises’ Share Transfer Income (“Circular 698”) that was released in December 2009 with retroactive effect from January 1, 2008.

The Chinese State Administration of Taxation (SAT) released a circular (Guoshuihan No. 698 – Circular 698) on December 10, 2009 that addresses the transfer of shares of Chinese resident companies by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. While, Circular 698 does not apply to shareholders who are individuals, the PRC authority has the discretion to determine whether these enterprise shareholders are treated as a resident enterprise. If such shareholders are recognized as non-resident enterprises, Circular 698 may have been applicable to the Share Exchange due to the transfer of shares of CAT9 Cayman, which Wenfa "Simon" Sun, or MeiHong "Sanya" Qian directly holds the equity interests of CQFI, the Company by such enterprise shareholders. Circular 698 provides that where a non-resident enterprise investor indirectly transfers the equity of a PRC resident enterprise, if the overseas intermediary holding company being transferred by the non-resident enterprise is established in a country/region where the effective tax rate is less than 12.5% or which does not tax the overseas income of its residents, the non-resident enterprise must submit the required documents to the PRC tax authority in charge of the PRC resident enterprise within 30 days after the equity transfer agreement is concluded. {This clause has been terminated by Bulletin (2013)72} However, there is uncertainty as to the application of Circular 698. For example, while the term "indirectly transfer" is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. We have not provided any information to the relevant PRC tax authorities regarding the share exchange transaction.

We have sought the advice, but not an opinion, of PRC legal counsel regarding the application of and the risks associated with Circular 698. Circular 698, which provides parties with a short period of time to comply its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company. It further provides that where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes. However, there are no formal declarations with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to balance if our company complies with the Circular 698.

Due to the short history of the New EIT law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of our holding companies, CAT9 Cayman, a company organized under the laws of the Cayman Islands (“CAT9 Cayman”) and CAT9 China Investment Limited, a company organized under the laws of Hong Kong (“CAT9 HK”). If we, CAT9 Cayman or CAT9 HK is determined to be a PRC resident enterprise by PRC tax authorities, Circular 698 will not be applicable to any direct or indirect transfer of our shareholdings in CQFI. If we, CAT9 Cayman or CAT9 HK is determined to be a non-resident enterprise by the PRC tax authorities and the direct or indirect transfer of our shareholdings in CQFI, is recognized by the tax authority in charge as the transfer of shares of Chinese resident companies by nonresident companies, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations. Because CAT9 HK, a Hong Kong company owns 100% of CQFI; CAT9 Cayman, a Cayman Islands company owns 100% of CAT9 HK; and the Company, a Delaware corporation, owns 100% of CAT9 Cayman, it is possible that Circular 698 could apply to any transfer of shares of the Company, CAT9 Cayman or CAT9 HK, as an indirect transfer of the equity of CQFI, if such transfers are not made through a public securities market or by individuals. If the PRC tax authority determines that Circular 698 applies to us, we will be obligated to make tax returns filings with the relevant PRC tax authority in accordance with PRC tax laws and regulations. Failure to do so will subject us to fines up to RMB10,000 ($1,471). Furthermore, if the PRC tax authority determines that our arrangement which resulted in the underpayment of taxes was done to evade taxation, in addition to paying all the underpaid taxes, we may be subject to further penalties including late fees, fines ranging from 50% to 500% of the underpaid taxes, and even criminal liabilities under grave circumstances.

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The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the U.S. dollar.

As we may rely on dividends and other fees paid to us by our subsidiary and affiliated consolidated entities in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the amount of, and any dividends payable on, our shares in U.S. dollars. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. In addition, since our functional and reporting currency is the U.S. dollar while the functional currency of our subsidiary and affiliated consolidated entities in China is Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would have a positive or negative effect on our reported financial results, which may not reflect any underlying change in our business, results of operations or financial condition.

Governmental control of currency conversion may limit our ability to utilize our revenues.

Substantially all of our revenues and expenses are denominated in Renminbi. Under PRC laws, the Renminbi is currently convertible under a company’s “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the company’s “capital account,” which includes foreign direct investment and loans, without the prior approval of SAFE. SAFE reserves the discretion to deny the conversion of RMB into foreign currencies for capital account transactions. Currently our PRC subsidiary, CQC9, may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of SAFE. Therefore, CQC9may convert the revenues it generates in RMB into other currencies, such as U.S. Dollars, for settlement of current account transactions without having to obtain approval from SAFE. However, foreign exchange transactions by CQC9under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC governmental authorities, including SAFE. Therefore, CQC9 may not convert its sales revenues from RMB into other currencies for capital account transactions, such as to repay a loan, without first obtaining the approval of SAFE. If CQC9,borrows foreign currency loans from us or other foreign lenders, these loans must first be registered with the SAFE. If CQC9, a wholly foreign-owned enterprise, borrows foreign currency, the accumulative amount of its foreign currency loans shall not exceed the difference between the total investment and the registered capital of CQC9. If we finance CQC9, by means of additional capital contributions, these capital contributions must be approved by certain government authorities such as the Ministry of Commerce or its local counterparts. Additionally, the existing and future restrictions on currency exchange may affect the ability of our PRC subsidiary or affiliated entities to obtain foreign currencies, limit our ability to meet our foreign currency obligations, or otherwise materially and adversely affect our business.

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Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. According to the National Bureau of Statistics of China, the change in China’s Consumer Price Index increased to 8.5% in April 2008. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

Furthermore, in order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. In January 2010, the Chinese government took steps to tighten the availability of credit including ordering banks to increase the amount of reserves they hold and to reduce or limit their lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC, or SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On March 28, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options.

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Domestic individuals who are granted shares or share options by companies listed on overseas stock exchanges based on the employee share option or share incentive plan are required to register with the State Administration of Foreign Exchange or its local counterparts. Pursuant to Circular 78, PRC individuals participating in the employee stock option plans of the overseas listed companies shall entrust their employers, including the overseas listed companies and the subsidiaries or branch offices of such offshore listed companies in China, or engage domestic agents to handle various foreign exchange matters associated with their employee stock options plans. The domestic agents or the employers shall, on behalf of the domestic individuals who have the right to exercise the employee stock options, apply annually to the State Administration of Foreign Exchange or its local offices for a quota for the conversion and/or payment of foreign currencies in connection with the domestic individuals’ exercise of the employee stock options. The foreign exchange proceeds received by the domestic individuals from sale of shares under the stock option plans granted by the overseas listed companies must be remitted into the bank accounts in China opened by their employers or PRC agents. If we adopt an equity compensation plan in the future and make option grants to our officers and directors, most of whom are PRC citizens, Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE.

We will comply with Circular 78 if we adopt an equity incentive plan. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject our PRC subsidiary when it is deemed a domestic agent as defined under Circular 78 and participants of our incentive plan who are PRC citizens to fines and legal sanctions and may prevent us from being able to grant equity compensation to our PRC employees. If we are unable to compensate our PRC employees and directors through equity compensation, our business operations may be adversely affected.

Under the New EIT Law, we, CAT9 Cayman and CAT9 HK may be classified as “resident enterprises” of China for tax purposes, which may subject us, CAT9 Cayman and CAT9 HK to PRC income tax on taxable global income.

Under the new PRC Enterprise Income Tax Law (the “New EIT Law”) and its implementing rules, both of which became effective on January 1, 2008, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Due to the short history of the New EIT law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company such as us, CAT9 Cayman and CAT9 HK. The Company has not sought the advice of PRC tax counsel regarding the risks associated with the New EIT Law. Because our CAT9 Cayman and CAT9 HK's members of management are located in China, we believe it is likely that we, CAT9 Cayman and CAT9 HK meet the qualifications of a “resident enterprise” and would be recognized as a Chinese “resident enterprise,” subject to the ultimate judgment of the PRC tax authority, based on the standard of “de facto management body”. “Resident enterprise” treatment would not have impacted the Company’s results since the New EIT Law’s effectiveness, as CAT9 Cayman and CAT9 HK have no taxable income and no dividends were paid by any of our subsidiaries, including CAT9 Cayman and CAT9 HK, CQC9. If the PRC tax authorities determine that we, CAT9 Cayman and CAT9 HK are collectively a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, including interest income on the proceeds from this offering, as well as PRC enterprise income tax reporting obligations. The failure to pay such taxes will subject us to fines up to RMB10,000 ($1,471), and furthermore, if the PRC tax authority determines that our arrangement which resulted in the underpayment of taxes was done to evade taxation, in addition to paying all the underpaid taxes, we may be subject to further penalties including late fees, fines ranging from 50% to 500% of the underpaid taxes, and even criminal liabilities under grave circumstances. Second, the New EIT Law provides that dividend paid between “qualified resident enterprises” is exempted from enterprise income tax. A recent circular issued by the State Administration of Taxation on April 22, 2010, regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC shareholders. It is unclear whether the dividends that we, CAT9 Cayman and CAT9 HK receives from CQC9 will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of qualified resident enterprises is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible. As a result of the New EIT Law, our historical operating results will not be indicative of our operating results for future periods and the value of our common stock may be adversely affected.

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Dividends payable by us to our foreign investors and any gain on the sale of our shares may be subject to taxes under PRC tax laws.

If dividends payable to our stockholders are treated as income derived from sources within China, then the dividends that stockholders receive from us, and any gain on the sale or transfer of our shares, may be subject to taxes under PRC tax laws. We have not consulted with PRC tax counsel regarding the taxes that may be associated with dividends paid by us.

Under the New EIT Law and its implementing rules, PRC enterprise income tax at the rate of 10% is applicable to dividends payable by us to our investors that are non-resident enterprises so long as such non-resident enterprise investors do not have an establishment or place of business in China or, despite the existence of such establishment of place of business in China, the relevant income is not effectively connected with such establishment or place of business in China, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a 10% PRC income tax if such gain is regarded as income derived from sources within China and we are considered as a resident enterprise which is domiciled in China for tax purpose. Additionally, there is a possibility that the relevant PRC tax authorities may take the view that the purpose of us, CAT9 Cayman and CAT9 HK is holding CQC9, and the capital gain derived by our overseas shareholders or investors from the share transfer is deemed China-sourced income, in which case such capital gain may be subject to a PRC withholding tax at the rate of up to 10%. If we are required under the New EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders or investors who are non-resident enterprises, or if you are required to pay PRC income tax on the transfer or our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected.

In January, 2009, the State Administration of Taxation promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the Measures provides that in case of equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures refer to the equity transfer by a non-resident enterprise which is a direct or an indirect shareholder of the said PRC Company. Given these Measures, there is a possibility that we may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors. If we have such an obligation, our omission or failure to fulfill such obligation may subject us to similar penalties to those applied to a taxpayer, including fines up to RMB10,000, and in the case of being recognized as constituting evasion of taxation, other than making up for the underpaid taxes, we may be subject to further penalties including late fees, fines ranging from 50% to 500% of the underpaid taxes, and even criminal liabilities under grave circumstances.

SAFE rules and regulations may limit our ability to transfer the net proceeds from this offering to our PRC subsidiaries, which may adversely affect the business expansion of our PRC subsidiaries, and we may not be able to convert the net proceeds from this offering into Renminbi to invest in or acquire any other PRC companies.

On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign -invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. The notice requires that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, such as heavy fines.

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Any recurrence of Severe Acute Respiratory Syndrome (SARS), Avian Flu, or another widespread public health problem, such as the spread of H1N1 (“Swine”) Flu, in the PRC could adversely affect our operations.

A renewed outbreak of SARS, Avian Flu or another widespread public health problem, such as the spread of H1N1 (“Swine”) Flu, in China, where all of our operations are located and where the substantial portion of our sales occur, could have a negative effect on our operations. Our business is dependent upon our ability to continue to market and sell advertising time and produce television programs. Such an outbreak could have an impact on our operations as a result of:

·	quarantines or closures of some of our facilities, which would severely disrupt our operations,
·	the sickness or death of our key officers and employees, and
·	a general slowdown in the Chinese economy.
·	Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Risks Related to Our Capital Structure

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the Over-the-Counter Bulletin Board ("OTCBB") in the future through a qualified FINRA market maker upon effectiveness of a Form S-1 registration statement. There is no guarantee that the OTCBB, or any other securities exchange or quotation system, will permit our shares to be listed and traded. There is no guarantee that a qualified FINRA market maker will agree to sponsor us upon effectiveness of a Form S-1 registration statement.

FINRA has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time.

The market price and trading volume of shares of our common stock may be volatile.

When and if a market develops for our securities, the market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, competitors or suppliers regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within our industry experience declines in their share price, our share price may decline as well. In addition, when the market price of a company’s shares drops significantly, shareholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

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Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We are a public company.  The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC.

Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with SOX Section 404 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our business, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

It is management’s intention to acquire other businesses to grow our customer base, to expand into new markets, and to provide new product lines.  We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

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·	difficulties in assimilating the operations and employees of acquired companies;
·	diversion of our management’s attention from ongoing business concerns;
·	our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;
·	additional expense associated with amortization of acquired assets;
·	additional expense associated with understanding and development of acquired business;
·	maintenance and implementation of uniform standards, controls, procedures and policies; and
·	impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

There can be no assurance that we will be able to manage our expansion through acquisitions effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

The forecasts of market growth included in this Offering may prove to be inaccurate, and even if the market in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates, which may not prove to be accurate. Forecasts relating to the expected growth in the agricultural sector within China, including the forecasts or projections referenced in this Offering Memorandum, may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

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We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure funds. If we raise funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our future capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

If we obtain financing, existing shareholder interests may be diluted.

If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock. Furthermore, we cannot assure you that additional financing will be available when and to the extent we require or that, if available, it will be on acceptable terms.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of SOX. The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight.

We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion.

These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) enacted on April 5, 2012, we may take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX (and rules and regulations of the SEC thereunder, which we refer to as Section 404) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We will remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations –JOBS Act” for additional information on when we may cease to be deemed to be an emerging growth company. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board (FASB), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

 Risks Related to Our Common Stock

There is no guarantee that our shares will ever trade and to the extent that it does, our stock price may be volatile or may decline regardless of our operating performance, and the price of our common stock may fluctuate significantly.

If our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

·	competition from other agricultural based companies or related businesses;
·	changes in foreign government regulations, general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the agricultural industry;
·	changes in key personnel;
·	entry into new geographic markets;
·	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
·	changes in operating performance and stock market valuations of agricultural and related companies;
·	investors’ perceptions of our prospects and the prospects of the agricultural industry;
·	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
·	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
·	announcements relating to litigation;
·	financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

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·	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
·	the development and sustainability of an active trading market for our common stock;
·	future sales of our common stock by our officers, directors and significant stockholders; and
·	changes in accounting principles affecting our financial reporting.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities in many companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the merger, we were a shell company.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

·	The issuer of the securities that was formerly a shell company has ceased to be a shell company,

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·	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,
·	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
·	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors, potentially decreasing our stock price.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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·	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
·	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
·	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
·	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we may choose “opt out” of such extended transition period, and as a result, we would then comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards would be irrevocable

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We may remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances.  We cannot predict or estimate the amount of additional costs we may incur as a result of the change in our status under the JOBS Act or the timing of such costs.

The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

Our management and directors have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders.

Our executive officers, directors and their affiliated entities together beneficially own approximately 99% of our common stock, representing approximately 99% of the voting power of our outstanding capital stock. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

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Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Upon the effectiveness of the Company’s contemplated current report under the Securities Exchange Act of 1934, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. While we have placed a deposit and engaged a FINRA Market Maker Spartan Securities Group Ltd., to file our application on Form 211 with FINRA, however, no assurances can be made that we would be successful in obtaining a ticker symbol.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to CAT9 Group, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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Our management does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Our management does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we have no agreement, plans or intention to engage the services of an underwriter at this time to sell the shares; we intend to sell our shares through our President, Chief Executive Officer, Chairman of the Board, Wenfa “Simon” Sun and our Chief Financial Officer and Secretary, Meihong “Sanya” Qian, who will receive no commissions notwithstanding that we may use a broker that holds a valid broker/dealer license in good standing and that is registered with the Commission under the Act, Section 15(b). There is no guarantee that he will be able to sell any of the shares. Unless they are successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We have engaged a market maker to prepare our Form 15c211 filing following the completion of the offering and to apply to have the shares quoted on the OTC Markets Pink Sheets or OTCBB. The OTC Markets Pink Sheets is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Markets Pink Sheets is not an issuer listing service, market or exchange. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Pink Sheets or OTCBB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Markets Pink Sheets or OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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 FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

CAT9 Group Inc. fka ANDES 4 Inc. (the “Company”) was incorporated under the laws of the State of Delaware on January 26, 2015as a Form 10 blank check shell company with an objective to acquire, or merge with, an operating business. On July 31, 2015, the Company entered into a Share Purchase Agreement (the “SPA”) with Chongqing Field Industrial Company (“CQFI”) that represented 100% of the issued and outstanding shares of the Company. Effective as of the closing date of August 12, 2015, CQFI became the sole stockholder of the Company.

On May 2, 2016, the Company entered into employment agreements with its two principal officers. Wenfa “Simon” Sun, its President, Chief Executive Officer, and Chairman of the Board and Meihong “Sanya” Qian, its Chief Financial Officer and Secretary. Pursuant to the employment agreement, the Company issued 6,000,000 shares of its restricted common stock to Wenfa “Simon” Sun and 4,000,000 shares of its restricted common stock to Meihong “Sanya” Qian. On May 3, 2016, the sole shareholder of the Company, CQFI consented to redemption of its 10,000,000 shares held in the Company. The Company redeemed the shares at a price of $0.0001.

On December 27, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange”) with CAT9 Holdings Ltd., an exempted company organized and incorporated with limited liability under the laws of the Cayman Islands (“CAT9 Cayman”), CAT9 Investment China Limited, a company organized under the law of Hong Kong, PRC. (“CAT9 HK”), and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd., a company organized under the laws of the People’s Republic of China.

On February 20, 2017, the Company amended the name of its operating subsidiary to Chongqing CAT9 IndustrialCo., Ltd.

Our operating subsidiary, Chongqing CAT9 Industrial Co., Ltd (CQC9) is principally engaged in the acer truncatum oil business and previously operated a food distribution and farm equipment business from other representative suppliers (in Chongqing, China) and machinery through our strategic alliance and distribution rights and agreements in the PRC, CQC9. Management suspended its food and farm equipment sales business in early 2017 to redirect its efforts towards its acer truncatum business. . The company entered into the business of growing, harvesting and the production of edible oil with the acquisition of land leases for acer truncatum plantations via two agreements which provide a total of 1400 Mu (230 Acres) of land in Yunnan Province, China. This agreements were previously filed on Current Report on Form 8-K on May 2, 2017.” The company provided a third plantation lease agreement in Hunan Province in China which was filed on Current Report on Form 8-K on September 13, 2017 as outlined in the following paragraph.

CQC9 engages third party suppliers to supply acer truncatum products to our customers. During 2017, we engaged through agreements with Shangdong Runan Biotechnology Co., Ltd, to supply acer truncatum seed oil capsules.

On September 11, 2017, CQC9entered into its third acer truncatum plantation agreement. It signed an agreement with Changde Changling Agriculture Science and Technology Development Co., Ltd. and Peng Haixiong to develop a planting base of acer truncatum trees in Hunan Province, China.

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We began sales of acer truncatum products in the first quarter of 2017 with our production gift box product, and by the end of 2017, we began sales of our double capsule product. We plan on developing and introducing additional edible oil products and health supplements in 2018.

Product Revenue by Year

No.	Item	2015		2016		2017	Date for first sales	Total
1	Agriculture products	Red Wine	$ 16,459.57	Heijingang Potato	$ 434.96			$ 16,894.53
2		Tourism Agricutlture Products	$ 7,690.31	Native Honey from Farmers	$ 3,806.42			$ 11,496.73
3				Native Eggs	$ 883.07			$ 883.07
4				Thailand Rice	$ 507.76			$ 507.76
5	Red wine				$ 52,058.18			$ 52,058.18
6	Acer Truncatum Seed Oil					$ 220,106.39	2017.1.11	$ 220,106.39
7	Seabuckthorn Seed oil					$ 203.11	2017.7.15	$ 203.11
8	Peony Seed oil					$ 401.42	2017.7.15	$ 401.42
9	Walnut oil					$ 608.81	2017.7.15	$ 608.81
10	Camelia oil					$ 367.96	2017.7.15	$ 367.96
11	Flavone Soft Capsule					$ 634.72	2017.7.15	$ 634.72
12	Hefei Soft Capsule					$ 634.72	2017.7.15	$ 634.72
Total			$ 24,149.88		$ 57,690.39	$ 222,957.13		$ 304,797.40

Our sales breakdown in USD (US Dollars)

As of the date of this prospectus, CQC9 employs a staff of 25 people and is located in Chongqing Municipality at Yudong Miaoshitai #46-9, Bana District, Chongqing, China.

Products and Market

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CAT9 through its subsidiary, Chongqing CAT9 Industrial Co., Ltd, or “CQC9” provides sales and distribution of acer truncatum oil and capsules throughout China by utilizing distributors and sales representatives as well as though e-commerce platforms such as the WeChat mobile application.  We are currently in the process of introducing all our products on online web platforms such as Alibaba, T-Mall, and Taobao to further our market penetration offering products to end purchasers such as individual consumers, restaurants and food suppliers, merchants, stores and supermarkets.

Acer truncatum is a plant that produces an extract from its leaves and seeds called Nervonic acid.  It is the principal extract of the acer truncatum plant which acer truncatum oil is derived. Nervonic acid is a rich omega-9 fatty acid that is known to be beneficial to memory related brain health, anti-aging, blood lipid regulation, and anti-fatigue symptoms. There are a few alternate sources where nervonic acid can be derived, however at much less yield than from an acer truncatum plant.

Nervonic Acid content (mg/100g)
Acer truncatum	580
Brassica Oil Seeds	69-83
Sesame Seeds	35
Macadamia Nuts	18
Tropaeolum Speciosum	10
Lunaria (Money Plant)	8
King Salmon (Chinook)	140
Sockeye Salmon	40

Nervonic Acid has been researched and tested to provide improved brain cell activity and studies have shown it to improve and reduce the risks of Alzheimer’s disease.  It is management’s belief that favorable claims regarding nervonic acid from several independent studies around the world by independent sources are credible; we do to an extent rely on these independent studies for guidance, however, we cannot verify these claims with certain accuracy. We did not compensate any party for any report or writing on nervonic acid or acer trunactum, we have no influence or made any requests or demands for any party to produce any report on nervonic acid or acer truncatum. We have included an article document as exhibit 99.4 to this amended registration statement.

Suppliers represented by CAT9

Xingguo Red Land Ecological Agriculture Development Co., Ltd.	Acer truncatum oil
Heze Zonghoo Jianyuan Biotech Co., Ltd.	Acer truncatum oil

CAT9 also seeks to establish five (5) additional planting bases of 350 acres each. These bases will become a CAT9 Group asset over years which we will seek to manage and develop to include land acquisitions, planting, and maintenance. In addition, we are planning to contract approximately 17,000 acres of existing forestry with local individuals, organizations and or provincial governments to insure our supply of raw materials. We are also planning to invest further into our research and development (R&D) to improve our processing yield of Acer truncatum and nervonic acid. This includes the research and development of planting technology, products, and process technology. We also plan to increase our spending on our information systems; we will seek to invest in a fully integrated information system to monitor crop production, fertilization, irrigation, and harvesting yield. We will also add quality control measures, POS systems, packaging, logistics, and e-commerce systems. A JIT (just in time) system to monitor inventory and critical path raw material requirements will also be implemented as well as a sourcing and seasonal cost data base of all suppliers for efficient and cost effective purchasing.

We believe this product offers the following features:

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•        Contains high levels of Nervonic Acid;

•        Can regulate the immune system due to high levels of antioxidants

•        Can increase NK cell activity, improve the dual role of cellular immunity and humoral immunity and enhance immunity;

•        Can be used for cooking, salad dressing or mixed with any drink

Marketing Strategies for our Acer truncatum product

We have formulated a strategy that we believe will differentiate us as a company by:

•      Focusing on research and development;

•      Developing unique products;

•      Securing a proprietary position for our products;

•      Advertising aggressively and marketing through all appropriate distribution channels using all professional means; and

•      Providing information by our company website with regular updates of new product developments and investor notices.

Following this strategy, we believe we can gain access to many revenue generating channels through new health care products. We further believe there are greater consumer demands, market growth potential and both real and perceived usefulness. We can increase market share by reducing market share of competitors and consumer education. This strategy will capitalize on the market development to date and capture a share of markets held by existing oil manufacturers. The key benefit is that we have carefully chosen products for the pipeline with the intent to maximize the therapeutic value of their discoveries and technology. This strategy requires extensive advertising in mainstream media, including infomercial, interactive TV, direct mail, independent sales reps and educational inserts/newsletters. Product studies will support this marketing strategy. In this context, the company will pursue preliminary inquiries from favored vendors.

Management plans to explore new markets for products through strategic positioning. This future strategy will involve developing specialty catalogues, educational product inserts/newsletters, media appearances discussing product, and independent sales reps.

We also intend to engage large scale marketing and sales agencies. This strategy would likely involve creating a large customer base very quickly. A major component of this strategy is the effect of product identity. As of the date hereof, we have not entered into any agreement or understanding with any prospective marketing company.

Marketing Plan for our acer truncatum product

Our goal is to expand our existing domestic market within China, and secondly to penetrate the international market in Asia, the Americas, the Middle East, and Europe.

Our marketing and sales outline is as follows. Marketing Function

•     A complete review and analysis of the proposed product’s market.

•     Use of groups conducted with the professional community and general consumers to identify professional and consumer preferences.

•     Based on research results, create a product identity.

•     Form product identity, establish professional and consumer strategic directions, which would affect product design, packaging, advertising, consumer promotion, and product publicity.

•     Develop and launch a marketing plan with all elements and budget for both professional and consumer.

•     Actual implementation of the plan to include product design changes, packaging, advertising, consumer promotion, display, and product publicity.

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During the next three-year period, we intend to continue development of our existing Acer Truncatum products and carry on our research to satisfy a diverse market of other uses for Acer Truncatum oil as well as other additional health and beauty aid products. We currently have the development of additional Acer Truncatum plantations as our top priority to increase our production capacity.

Acer truncatum claims made by other parties

Acer truncatum’s health benefits are claimed by studies and users of its extracted oil. These users generally use acer truncatum products due to word of mouth or other advertising by manufacturers of the product. Additionally, there are no restrictions or health benefit regulations on acer truncatum in China at this time. There are however, regulations with respect to disclosure of the physical composition and ingredients of product packaging in China, of which we are fully compliant. The Chinese Food and Drug Administration or State Food and Drug Administration (SFDA) of China has not opined on acer truncatum at this time. We do however expect that in the future, the SFDA will likely regulate product claims related to acer truncatum. When they release regulatory framework on acer trunactum, we do not know to the extent these regulations will affect our business, if they are negative or positive in any manner, or when they will be released. The Chinese Ministry of Health, a separate agency, but part of the Chinese government apparatus issued a statement on its position on acer truncatum on March 22, 2011stating that it had approved acer truncatumbunge seed oil, along with peony seed oil as a new food resource pursuant to No.9 Announcement issued in 2011. Our interpretation of that statement is the safety status of acer truncatum has been recognized by the governmental authority.

Furthermore, there are some resources that claim through abstract writings that there are health benefits that support brain health by way of high levels of nervonic acid found in acer truncatum oil, for example the Journal of Chromatography states that the extract from acer truncatum leaves contain chemical structures that inhibit the growth of oxidative stress and carcinoma cells which cause cancer. Traditional Chinese medicine practitioners have used acer trunactum extract for medicinal purposes and believe in its efficacy towards treatment with certain illnesses. This document is filed to this Registration Statement as exhibit 99.5. The Company cannot make any assurances that these claims are in any way completely accurate.

Manufacturing

We are using third party manufacturers for our products. Currently we have an agreement with Xingguo Red Land Ecological Agriculture Development Co., Ltd. and Heze Zonghoo Jianyuan Biotech Co., Ltd. to manufacture our products.

Recent research by The University of Beijing has conducted a study whereas high percentages of acer truncatum oil containing the key ingredient Nervonic Acid has successfully been extracted from not only the seeds but the acer truncatum tree leaves.  This would dramatically increase the yield of the product and reduce product costs.

Raw Material Supplies

Raw materials used in our product production are available from numerous sources in sufficient quantities for manufacturing purposes. We believe raw materials will be available in sufficient quantities to achieve our sales forecast targets when required. We currently possess through two contractual agreements 1400 Mu (230 acres) of Acer truncatum plantations and one contractual agreement for 700 Mu (115 acres) of oil tea trees which are six years old and currently bearing fuit. Our intent is to use the majority of capital raised in this offering to acquire an additional 10,000 Mu (1,647 acres) which will be managed by CQC9 and an additional 100,000 Mu (16,473 acres) based on a cooperative plantation.

We also believe future development and marketing partners under licensing and development agreements, if any, will provide, or assist in obtaining, additional raw materials that will be used in our other product lines and will be covered under contractual agreements.

From 2015 to 2016, CQC9 previously distributed products from other suppliers and provided a robust offering from food products within the municipality of Chongqing, China. Through distribution rights and agreements, CQC9worked as the product suppliers’ representative utilizing high technology platforms such as the WeChat mobile application to offer products to end purchasers such as individual consumers, restaurants and food suppliers, merchants, stores and supermarkets. Management had temporarily suspended its food and farm equipment sales business in early 2017 to direct its focus on its acer truncatum business.

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Food Product Suppliers previously represented by CQC9:

Chongqing BananMaotang Sugar Wine Business	Sugar & Wine
Chongqing Nianrui Food Co., Ltd ChongQingHongGaoLei Agriculture Co.,Ltd ChongQingFenGuMeiDi beekeeper Co., Ltd ShanDong Donkey-hide gelatin Co.Ltd ChongQingZhenJiu Food Co.,Ltd	Sausage Meats Dried Bamboo Honey Gelatin Agricultural Products (fruits/vegetables)

Competitive Advantages

We believe that our competitive advantages in offering farm equipment included offering modern farming technology needed for productive and cost effective farming, utilizing Hi-Tech GPS crop machinery, unmanned aerial vehicle (UAV) drone technology, and cooperative management of growing, harvesting and delivery logistics. Additionally, our proximity to regional fruit production centers enabled us to purchase fresh fruits directly from farmers, avoiding the need to transport fresh fruit over long distances to processing facilities, reducing our transportation expenses and damage to fresh fruit during transportation and helped us maintain high quality of finished products by preserving freshness. In addition using innovative on-line off-line (O2O) marketing and distribution platform such as the WeChat mobile application allowed our consumers to order their fresh foods directly to their door providing a much greater market penetration.

Research and Development

We have suspended our research and development with regard to our food distribution and farm equipment business but if we re-engage this business, we will seek to research and develop new methods for Hi-Tech seeding, irrigation, growth monitoring and harvesting to enhance the yield and productivity for farmers.

Industry and Principal Markets

Global Farm Management Market

According to Markets and Markets, a market research firm, the global farm management market is poised to grow to over $5.5 billion in total market value by the end of 2020, representing a compound annual growth rate (CAGR) of 12.64%. Global farm management products are highly segmented and are technology driven utilizing global positioning satellite technology (GPS), remote sensing, variable rate technology, hardware automation, yield, soil, water and climate sensing technology.

World Agricultural Equipment Market

The agricultural equipment market by offering heavy machinery and farm equipment to potential customers. This market is expected to grow at a CAGR of 9.6% to reach $302 billion by 2022 according to Statistics MRC. Key drivers to this growth are expected to be world population growth, increase for food production demand, and the need for mechanization of farming techniques.

Principal Markets

Our food distribution and farm equipment business supported farmers in the Chongqing region within China by marketing their products to customers through utilizing high technology platforms. If we re-engage this business, we would expect to grow through expanding our business through additional lines of commerce such as offering heavy machinery and farm equipment to countries in Africa.

Internationally, we have a strong desire in developing business relations in Africa due to favorable population demographics. Africa has consistently been ranked as one of the poorest regions for food security in the world. There are many factors that contribute to this issue such as weather extremes, unstable government, war, hyperinflation, lack of resources and political crisis. Despite these issues, management believes there are tremendous opportunities within the farm and agricultural equipment market in Africa.

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CQC9 previously sought to provide Chinese farm management in West Africa and had entered into a letter of intent, with Fe Corporation. In addition to the requirement for farm management, Fe Corporation would have purchased farm machinery and equipment to implement their project of which CQC9 had the ability to provide through its resource partnerships.

In addition, CQC9 had recently entered into negotiation with Grupo Bermejo, a company in Argentina for importing various products such as meat, wheat and corn. Due to recent policy changes and trade restrictions being lifted with Argentina, we expected positive results in expanding both the import of food products to China as well as exportation of equipment and machinery to the farmers in Argentina. As of the date of this prospectus, both Fe Corporation and Grupo Bermejo negotiations were placed on temporary hold. If we decide at a later date to re-engage our food distribution and farm equipment business, we may no longer be able to revisit our negotiations or our competitiveness due to competition in this area.

The PRC Market Customers

The PRC has 20% of the world’s population, but only has 6% of arable land. This puts an incredible burden on the country and the government to fulfill the growing demands of China. Management believes this is an excellent opportunity for our company to be a major contributing factor in providing a solution to this challenging domestic problem. If we re-engaged our food distribution and farm business we believe these statistics regarding China will continue to remain favorable, however, we may not be successful for a variety of reasons based upon our risk factors.

Intellectual Property

Patents are a key determinant of market exclusivity for most branded products. Protection for individual products or technologies extends for varying periods, in accordance with the expiration dates of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent, its scope of coverage and the availability of meaningful legal remedies in the country. As our Research and Development department develop new products we will pursue patent protection where applicable to our products.

We are promoting and developing our existing brand name and pending trademarks for all our products. We consider the overall protection of our future patents and current trademark and other intellectual property rights to be of material value and act to protect these rights from infringement.

PRC Government Regulations

Our products are subject to central government regulation as well as provincial government regulation in Chongqing and Sichuan Provinces. Business and product licenses must be obtained through application to the central, provincial and local governments. We have obtained our business licenses to operate domestically under the laws and regulations of the PRC. We obtained business licenses to conduct businesses, including an operating license to sell packaged foods, fruits and vegetables, fruit sugar, fruit pectin, dried fruits and vegetables, dehydrated fruits and vegetables, fruit and vegetable juice drinks, and organic food. Business, company and distributor product registrations are certified on a regular basis and comply with the laws and regulations of the PRC, provincial and local governments and industry agencies.

In accordance with PRC laws and regulations, all our suppliers are required to comply with applicable hygiene and food safety standards in relation to our production processes. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production activities, which could disrupt our operations and adversely affect our business.

In the PRC, we will have to comply with the laws and regulations relating to the distribution of Internet content in China such as the Application of the Appropriate Internet Content Provider License and our data usage policy has to be in accordance with Regulations of The People’s Republic of China for Safety Protection of Computer Information System.

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Employment Laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare that may be applicable. These include local labor laws and regulations, which may require substantial resources for compliance.

China's National Labor Law, which became effective on January 1, 1995, and China's National Labor Contract Law, which became effective on January 1, 2008, permits workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract. The National Labor Contract Law has enhanced rights for the nation's workers, including permitting open-ended labor contracts and severance payments. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary labor and makes it harder for employers to lay off employees. It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed twice or the employee has worked for the employer for a consecutive ten-year period.

Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations promulgated by the State Council, as amended on August 5, 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless prior approval of the PRC State Administration of Foreign Exchange, or SAFE is obtained and prior registration with the SAFE is made. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce ("MOFCOM"), the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Properties

Our principal executive offices are located at: Yudong Miaoshitai #46-9, Bana District, Chongqing, China. We recently signed material agreements for office space and entered into three separate agreements, all of which were disclosed on Form 8-K, dated, November 17, 2017.

We maintain four different office locations. Our Chongqing representative office at Yudong Miaoshitai #46-9, Bana District, Chongqing, our office at Room 5, Floor 13, Building 8, JiuxiGuoji, Nan’an District, Chongqing with 224.85 square meters. Our Chengdu office at Floor 20, Unit 1, Building 3, Dading Century Square, Wuhou District, Chengdu with 400 square meters, and our Hangzhou office at Room A-2202, Daxiang International Center, Number 600, Minhe Road, Hangzhou City with 230 square meters.

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Legal Proceedings

We are not involved in any material legal proceedings outside of the ordinary course of our business.

Employees

Chongqing CAT9 Industrial Ltd employs a total of 25 people. The company considers its relationship with its employees to be stable, and anticipates growing its workforce.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.08. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $3,200,000 as anticipated.

If 40,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$350,000
Development of Planting bases	$550,000
Research & Development	$55,000
Information Systems	$100,000
Market Expansion & Promotion	$350,000
Acquire equity of production facilities	$225,000
Working Capital	$650,000

TOTAL	$2,280,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$125,000
Development of Planting bases	$200,000
Research & Development	$20,000
Information Systems	$50,000
Market Expansion & Promotion	$250,000
Acquire equity of production facilities	$75,000
Working Capital	$200,000

TOTAL	$920,000

If 30,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$250,000
Development of Planting bases	$400,000
Research & Development	$40,000
Information Systems	$75,000
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Market Expansion & Promotion	$260,000
Acquire equity of production facilities	$170,000
Working Capital	$490,000

TOTAL	$1,650,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$150,000
Development of Planting bases	$150,000
Research & Development	$15,000
Information Systems	$40,000
Market Expansion & Promotion	$190,000
Acquire equity of production facilities	$55,000
Working Capital	$150,000

TOTAL	$750,000

If 20,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$175,000
Development of Planting bases	$275,000
Research & Development	$27,500
Information Systems	$50,000
Market Expansion & Promotion	$175,000
Acquire equity of production facilities	$112,500
Working Capital	$325,000

TOTAL	$1,140,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$62,500
Development of Planting bases	$100,000
Research & Development	$10,000
Information Systems	$25,000
Market Expansion & Promotion	$125,000
Acquire equity of production facilities	$37,500
Working Capital	$100,000

TOTAL	$460,000

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If 10,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$87,500
Development of Planting bases	$137,500
Research & Development	$13,750
Information Systems	$25,000
Market Expansion & Promotion	$87,500
Acquire equity of production facilities	$56,250
Working Capital	$162,500

TOTAL	$570,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of raw materials	$31,250
Development of Planting bases	$50,000
Research & Development	$5,000
Information Systems	$12,500
Market Expansion & Promotion	$62,500
Acquire equity of production facilities	$18,750
Working Capital	$50,000

TOTAL	$230,000

The above figures represent only estimated costs for the next 24 months. If necessary, Wenfa “Simon” Sun, our President, Chief Executive Officer and Chairman of the Board, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on OTC Markets Pink Sheet venue or on the Over-the-Counter Bulletin Board (“OTCBB”) when/if our common stock becomes eligible for trading on the OTC Markets Pink Sheet and or OTCBB. Wenfa “Simon” Sun, our director will not be repaid from the proceeds of this offering by the Company. There is no due date for the repayment of the funds advanced by Wenfa “Simon” Sun. Wenfa “Simon” Sun will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Markets Pink Sheet concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets Pink Sheet, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

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DILUTION

The price of the current offering is fixed at $0.08 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s officers and director and shareholder for common equity since the Company’s inception on January 26, 2015. On March 31, 2017, Tech Associates, Inc. an entity engaged to provide advisory and consulting services purchased 1,000,000 (one million) common shares at a price of $0.0001 per share, a difference of $0.0799 per share lower than the price in this offering, with $100 in net proceeds to the Company. On May 10, 2017, Wenfa “Simon” Sun, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors purchased 78,000,000 (seventy-eight million) common shares at a price $0.0001 per share a difference of $0.0799 per share lower than the price in this offering, with $7,800 in net proceeds to the Company. Additionally, on May 10, 2017, Meihong “Sanya” Qian purchased 2,000,000 (two million) common shares at a price of $0.0001 per share, a difference of $0.0799 per share lower than the price in this offering, with $200 in net proceeds to the Company. The 1,000,000 shares held by Tech Associates, Inc., valued at $100, 78,000,000 shares of Mr. Sun valued at $7,800 and the 2,000,000 shares valued at $200 dollars of Ms. Qian’s shares are reflected as “capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “capital contributions.”

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders

Existing Stockholders if all of the Shares are Sold

Price per share	$0.08
Net tangible book value per share before offering	$0.0018
Potential gain to existing shareholders	$3,200,000
Net tangible book value per share after offering	$0.0237
Increase to present stockholders in net tangible book value per share after offering	$0.0219
Capital contributions	$3,200,000
Effective cash contribution of the Company's existing shareholders (1, 2, 3)	$8,100
Number of shares outstanding before the offering	101,000,000
Number of shares after offering held by existing stockholders	101,000,000
Percentage of ownership after offering	71.63%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.08
Dilution per share	$$0.0563
Capital contributions	$3,200,000
Percentage of capital contributions	99.99%
Number of shares after offering held by public investors	40,000,000
Percentage of ownership after offering	28.37%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.08
Dilution per share	$0.0606
Capital contributions	$2,400,000
Percentage of capital contributions	99.99%
Number of shares after offering held by public investors	30,000,000
Percentage of ownership after offering	22.90%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.08
Dilution per share	$0.0656
Capital contributions	$1,600,000
Percentage of capital contributions	99.99%
Number of shares after offering held by public investors	20,000,000
Percentage of ownership after offering	16.52%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.08
Dilution per share	$0.0716
Capital contributions	$800,000
Percentage of capital contributions	99.98%
Number of shares after offering held by public investors	10,000,000
Percentage of ownership after offering	9.0%

___________

(1) (2) (3)

Tech Associates, Inc., a shareholder acquired 1,000,000 shares of common stock at $0.0001 per share for a total cost of $100.

Wenfa “Simon” Sun, a shareholder and our President, Chief Executive Officer and Chairman of the Board acquired 78,000,000 shares of common stock at $0.0001 per share for a total cost of $7,800.

Meihong “Sanya” Qian, a shareholder and our Chief Financial Officer and Secretary acquired 2,000,000 shares of common stock at $0.0001 per share for a total cost of $200.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors have been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Wenfa “Simon” Sun	42	President, Chief Executive Officer, and Chairman of the Board of Directors
Meihong “Sanya” Qian	49	Chief Financial Officer, and Secretary
Liu Shanhu	44	Independent Director

Officers and Directors

Wenfa “Simon” Sun, Age 42, President, Chief Executive Officer, Chairman of the Board of Directors

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Mr. Sun holds a degree in International Finance from the Politics and Law University in Shanghai.  Post-graduation Mr. Sun started as an intern with Shanghai Sports foundation in 2005.  Putting his academic skills to practical application gained valuable experience in domestic and international finance policies and regulations.  In 2007 joined the Yantai Charitable Association where he used his experience and resources to raise funds for this notable charity.  Mr. Sun realizing the potential in both the domestic and international market for new technology in the Agriculture sector purchased Chongqing Steyer Agriculture Company. As President, he collaborated in a team effort and listed the Company's shares on the Shanghai Stock Exchange.

MeiHong “Sanya” Qian, Age 49, Chief Financial Officer, Secretary

Ms. Qian holds a degree in Business Administration in English from Chongqing Educational University and has twenty years experience in the real estate development sector starting in 1992 as Deputy Manager of Chongqing YingDan real Estate Ltd. In 2002 forming her own real estate and consulting firm Gold Clicks2 Real Estate Consulting Ltd., as President and General Manager. During Ms. Qian’s tenure in the real estate development industry she developed 138 projects in China’s largest municipality, Chongqing, and 16 projects in medium size cities earning her China’s distinguished “Top Ten Outstanding Marketing Planner” award in 2007. As a post graduate student in economics and finance from South West Economics and Finance University in Chengdu along with her proven track record in market research, feasibility studies and international trade, Ms. Qian’s vision has turned to the current domestic and global market demand for food and was appointed General Manager of Chongqing Steyer Agriculture Company Ltd. in 2015. She collaborated in a team effort to help list the Company's shares on the Shanghai Stock Exchange.

Liu Shanhu, Age 44, Independent Director

Liu Shanhu holds a degree of economics in Beijing University. He started work as an office clerk for Foreign Affairs Office of Hainan Province on September of 1993. In December 1994 he became the producer, director and reporter for CCTV until 2004. During this period, he became the General Producer of full-length documentary, Melbourne's soul. From 2004 to 2014, he started Shanghai Shanhu Enterprise Planning Co., Ltd and was the chairman of board. During this period, he started to be the co-founders of the book, Wind Gap. He has ten years’ experience of media industry, and seven years’ experience of professional management. He has been appointed as a special researcher of international humanities in academy of social science in 1994. He specializes in effective team building, brand operating, and marketing.

Employment Agreements and Compensation

The Company entered into employment agreements with Wenfa “Simon” Sun, its President, Chief Executive Officer, and Chairman and MeiHong “Sanya” Qian, its Chief Financial Officer and Secretary on July 1, 2017. The agreement calls for Mr. Sun to earn 12,000 RMB per month and Ms. Qian earning 10,000 RMB upon the Company having a minimum of 2 million in RMB in retained earnings on its consolidated balance sheet. The Company rescinded its previous employment agreements with the same parties on December 31, 2016. Those employment agreements were filed on Form 8-K on December 27, 2016.

Equity Incentive Plan

As of the date of this Report, the Registrant has not entered into any Equity Incentive Plans.

Compensation of Directors During Period Ended September 30, 2017

During the period ended September 30, 2017, we did not compensate our directors for acting as such.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, Chief Executive Officer, and Chairman of the Board, Wenfa “Simon” Sun and Meihong “Sanya” Qian, our Chief Financial Officer and Secretary (collectively, the “Named Executive Officers”) from August 12, 2015 until September 30, 2017:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Wenfa“Simon” Sun President, Chief Executive Officer, and Chairman of the Board	2015 2016 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Meihong “Sanya” Qian Chief Financial Officer, and Secretary	2015 2016 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We did not pay any salaries in 2015, 2016 or 2017. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Executive Compensation

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have 2 employment agreements with our officers, Wenfa “Simon” Sun, who serves as our President, CEO and Chairman and Meihong “Sanya” Qian, who serves as our CFO, and Secretary. The agreement calls for Mr. Sun to earn 12,000 RMB per month and Ms. Qian earning 10,000 RMB upon the Company having a minimum of 2 million in RMB in retained earnings on its consolidated balance sheet.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Director Independence

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As of the date of this Offering, we had one independent director as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that if our Common Stock is quoted on the OTC Markets Pink Sheets, or the Over-the-Counter Bulletin Board, ("OTCBB") neither of which imposes standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

Director Compensation

The following table sets forth director compensation as of September 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Wenfa “Simon” Sun Liu Shanhu	-0-	-0-	-0-	-0-	-0-	-0-	-0-

LEGAL PROCEEDINGS

We are not a party to any pending or, to our knowledge any threatened, legal proceedings

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wenfa “Simon” Sun and Meihong “Sanya” Qian will not be paid for any underwriting services that they perform on our behalf with respect to this offering. Both Mr. Sun and Ms. Qian are promoters of this offering. There are no other promoters of this offering.

On May 10, 2017, the Company issued to Mr. Sun 78,000,000 shares of restricted common shares at $0.0001 per share for net proceeds to the Company of $7,800.

On May 10, 2017, the Company issued to Ms. Qian 2,000,000 shares of restricted common shares at $0.0001 per share for net proceeds to the Company of $200.

On March 31, 2017, the Company issued to Tech Associates, Inc. 1,000,000 shares of restricted common shares at $0.0001 per share for net proceeds to the Company of $100.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this prospectus, there were 101,000,000 shares of common stock issued and outstanding.  The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this Report, (i) each of our executive officers and directors; and (ii) all of our executive officers and directors as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.  The address of all individuals for whom an address is not otherwise indicated is YudongMiaoshitai #46-9, Bana District, Chongqing, China 401320.

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Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent (%) of Common Stock

Named Executive Officers
Wenfa “Simon” Sun, President, Chief Executive Officer, and Chairman of the Board of Directors(2)	90,000,000	89%
Meihong “Sanya” Qian, Chief Financial Officer, and Secretary	10,000,000	10%
Lu Shanhu	0	0%
All Directors and Officers as a Group (3 persons)	100,000,000	99%
Tech Associates Inc. (2)	1,000,000	1%

(1) The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned. Applicable percentages are based upon 101,000,000 shares of common stock outstanding as of September 30, 2017.

(2) Tech Associates, Inc. 460 Brannan Street, Suite 78064, San Francisco, CA 94107

PLAN OF DISTRIBUTION

CAT9 Group, Inc. has 101,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 40,000,000 shares of its common stock for sale at the price of $0.08 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

In connection with the Company’s selling efforts in the offering, Wenfa “Simon” Sun and Meihong “Sanya” Qian will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Sun nor Ms. Qian is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sun and Ms. Qian will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Sun and Ms. Qian are not, nor have they been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sun and Ms. Qian will both continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sun and Ms. Qian will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Sun and Ms. Qian will solicit potential investors directly and in person, through their respective large network of friends, family and business associates.

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CAT9 Group Inc. will receive all proceeds from the sale of the 40,000,000 shares being offered. The price per share is fixed at $0.08 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. While we have engaged Spartan Securities Group, Ltd, (“Spartan”) there can be no assurance that Spartan will be successful in filing the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.08 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which CAT9 Group Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

CAT9 Group Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our officers and director, Wenfa “Simon” Sun and Meihong “Sanya” Qian, who will offer and sell the shares, offered hereby, are aware that they are required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 500,000,000 shares of common stock, with $0.0001 par value per share. As of the date of this offering, there were 101,000,000 shares of our common stock issued and outstanding that was held by three registered stockholders of record.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if ever developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

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Penny Stock Considerations

Our shares likely will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Authorized Capital Stock

The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there were 101,000,000 issued and outstanding as of September 30, 2017, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

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Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Company’s Form 10 filed with the Securities Exchange Commission on February 6, 2015.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Delaware Anti-Takeover Law

In general, we are subject to the provisions of section 203 of the DGCL. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Future Stock Issuances

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Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock.  However, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Trading Information

Our common stock is not currently eligible for trading on any national securities exchange or any over-the-counter markets, including the Over-the-Counter Bulletin Board.

Transfer Agent

We have engaged Island Stock Transfer as our transfer agent, located at 15500 Roosevelt Blvd, Clearwater, FL 33760.

RULE 144 AND REGISTRATION AGREEMENTS

All 101,000,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering Nor was any such person connected with CAT9 Group Inc. as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

Darian B, Andersen of General Counsel P.C., 1015 Waterwood Parkway, Suite G-A1, Edmond, Oklahoma 73034 has rendered its opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (405) 330 2235; Fax: (405) 330 2236.

De Leon & Company, P.A., 510 NW 159th Lane, Pembroke Pines, Florida 33028, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. De Leon & Company, P.A., has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$398.40
Legal and Accounting Fees	$38,000
Printing	$2,500
Transfer Agent	$3,500
Miscellaneous	$5,000
TOTAL	$49,398.40

__________

(1)	All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

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Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant's Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant's Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	any breach of the director’s duty of loyalty to the corporation or its stockholders;

–	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

–	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

–	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 10, 2017, the Company issued Wenfa “Simon” Sun, our President, Chief Executive Officer and Chairman 78,000,000 shares of our restricted common stock at $0.0001 per share, and, Meihong “Sanya” Qian, our Chief Financial Officer and Secretary, 2,000,000 shares of our restricted common stock at $0.0001 per share for totals of $7,800 and $200 respectively. These Subscription Agreements were the result of a privately negotiated transaction without the use of public dissemination of promotional or sales materials. The buyers represented they were each an “accredited investor,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

On March 31, 2017, the Company issued Tech Associates, Inc. an entity engaged to provide advisory and consulting services to the Company 1,000,000 shares at $0.0001 per share for net proceeds to the Company of $100. The Subscription Agreement was the result of a privately negotiated transaction without the use of public dissemination of promotional or sales materials. The buyer represented it was an “accredited investor,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

On December 27, 2016, pursuant to the terms of the Share Exchange Agreement, entered into by and between CAT9 Group Inc., (formerly ANDES 4 Inc.), CAT9 Cayman, CAT9 Investment China Limited, and Chongqing CAT9 Industrial Company Ltd. (as described in Item 2.01 above), CAT9 Group issued 19,000,000 shares of its common stock to the Chongqing CAT9Shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. All of the securities were offered and issued in reliance upon an exemption from registration pursuant to Regulation S of the Securities Act. We complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) each recipient of the shares is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) each recipient of the shares has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) each recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration.

 On May 3, 2016, the sole shareholder of the Company, Chongqing Field Industrial Ltd., ("CQFI") consented to a redemption of its 10,000,000 shares of common stock at a price of $0.0001 per share for an aggregate redemption price of $1,000. As a result of this action by CQFI, management of the Company now control 100% of the issued and outstanding shares.

On May 2, 2016, the Company entered into Employee Agreements with Wenfa "Simon" Sun, its President, Chief Executive Officer, and Chairman of the Board of Directors, and MeiHong "Sanya" Qian, its Chief Financial Officer and Secretary. Pursuant to the Employment Agreement, the Company issued 6,000,000 shares of restricted common stock to Wenfa "Simon" Sun, and 4,000,000 shares of restricted common stock to MeiHong "Sanya" Qian.

On July 31, 2015, the sole officer and director of ANDES 4 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Chongqing Field Industrial Company Ltd. at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, August 12, 2015, Richard Chiang executed the agreement and owned no shares of the Company’s stock and Chongqing Field Industrial Company Ltd. was the majority stockholder of the Company.

For each of the respective events above, the buyers agreed that the Company would legend the securities to indicate that they could not be resold without an exemption, and that the legend would indicate that the securities were “restricted securities” within the meaning of Rule 144(a)(iii). The buyer represented and warranted that it was purchasing the security for investment, and not for distribution, and that they each understood the restrictions on transfer applicable to the securities, and that the Company would code the securities so that they could not be transferred without the transferor obtaining an opinion of counsel satisfactory to the Company.

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ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation(1)

3.2	By-Laws(1)

3.3	Amendment to Certificate of Incorporation dated August 19, 2015(1)

3.4	Amendment to Certificate of Incorporation dated April 28, 2017(1)

5.1	Opinion of General Counsel P.C.

10.4	Subscription Agreement(1)

10.5	Cooperation Agreement of Acer truncatum Plantation dated July 23, 2016 - 1

10.6	Cooperation Agreement of Acer truncatum Plantation dated July 23, 2016 - 2

10.7	Investment Cooperation Agreement dated September 11, 2017

10.8	Product Agreement dated September 26, 2017

10.10	Wenfa “Simon” Sun, Employment Agreement dated, July 1, 2017(1)

10.11	Meihong “Sanya” Qian, Employment Agreement dated, July 1, 2017(1)

23.1	Consent of De Leon & Company P.A. Certified Public Accountants

23.2	Consent of General Counsel P.C. (contained in Exhibit 5.1)

99.4	Acer truncatum report by Scientific Direct, Journal of Chromatography

99.5	Nervonic Acid study by Herb Nutritionals Co. Ltd

(1) Previously filed.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 (Amendment No. 1) to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Bana, Chongqing, China, on this 22nd day of February, 2018.

CAT9 GROUP INC.

By:	/s/ Wenfa “Simon” Sun
Wenfa “Simon” Sun
President, Chief Executive Officer, Chairman of the Board
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 (Amendment No. 1) to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Bana, Chongqing, China, on this 22nd day of February, 2018.

CAT9 GROUP INC.

By:	/s/ Meihong “Sanya” Qian
Meihong “Sanya” Qian
Chief Financial Officer and Secretary
Principal Financial Officer
Principal Accounting Officer

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